                                CREDIT AGREEMENT


                                      AMONG


                        CROSS MEDIA MARKETING CORPORATION
                             MEDIA OUTSOURCING, INC.
                           NATIONAL SYNDICATIONS, INC.
                                       AND
                       PREFERRED CONSUMER MARKETING, INC.


                         AS JOINT AND SEVERAL BORROWERS,


                      THE BANKS, FINANCIAL INSTITUTIONS AND
                    OTHER INSTITUTIONAL LENDERS NAMED HEREIN,


                                       AND


                              FLEET NATIONAL BANK,


                           AS AGENT AND ISSUING LENDER







                           DATED AS OF MARCH 19, 2002

                                TABLE OF CONTENTS

                                                                                        PAGE
ARTICLE I   DEFINITIONS; ACCOUNTING TERMS.                                                 2
      Definitions                                                                          2
      Accounting Terms                                                                    23
ARTICLE II  THE CREDIT                                                                    23
      Loans                                                                               23
      The Notes                                                                           24
      Purpose                                                                             24
      Borrowing Procedures                                                                25
      Optional Prepayments and Conversions                                                25
      Mandatory Prepayments                                                               25
      Interest Periods; Renewals                                                          25
      Certain Notices                                                                     26
      Minimum Amounts                                                                     26
      Interest                                                                            27
      Fees                                                                                27
      Payments Generally                                                                  28
ARTICLE III LETTERS OF CREDIT                                                             29
      L/C Commitment                                                                      29
      Procedure for Issuance of Letters of Credit                                         30
      L/C Participations                                                                  31
      Reimbursement; Obligations of Borrowers                                             32
      Obligations Absolute                                                                33
      Conflict                                                                            33
      Documents                                                                           33
      Partial Shipments                                                                   34
      Extensions, Increases and Other Modifications to Letters of Credit                  34
      Limitations of Liability                                                            34
      Compliance with Regulations; Licenses; Insurance                                    35
      Violations of Law                                                                   35
      Law and Regulations; Additional Payments                                            36
      Compliance with Letters of Credit                                                   37
ARTICLE IV  YIELD PROTECTION; ILLEGALITY; ETC.                                            37
      Additional Costs                                                                    37
      Limitation on Libor Rate Loans                                                      39
      Illegality                                                                          40
      Certain Conversions Pursuant to Sections 4.01 and Section 4.03                      40
      Certain Compensation                                                                40
      Lending Office Designations                                                         41

ARTICLE V   CONDITIONS PRECEDENT                                                          41
      Conditions Precedent to All Loans and Letters of Credit                             41
      Documentary Conditions Precedent to Initial Loans and Initial Letters of Credit     42
      Additional Conditions Precedent                                                     45
      Deemed Representations                                                              46
ARTICLE VI  REPRESENTATIONS AND WARRANTIES                                                46
      Incorporation, Good Standing and Due Qualification                                  46
      Subsidiaries and Affiliates; Inactive Subsidiaries                                  46
      Capitalization                                                                      47
      Owned Real Property                                                                 47
      Leased Real Property                                                                47
      Material Contracts                                                                  47
      Corporate Power and Authority                                                       47
      Legally Enforceable Agreements                                                      48
      No Violation                                                                        48
      Licenses, Approvals, etc                                                            48
      Litigation                                                                          49
      Financial Statements                                                                49
      Taxes                                                                               50
      ERISA                                                                               50
      Environmental Matters                                                               50
      Labor Disputes                                                                      50
      Investment Company Act of 1940; etc                                                 50
      No Forfeiture                                                                       51
      Solvency                                                                            51
      Patents, Trademarks, etc                                                            51
      Offer of Notes                                                                      51
      Eligible Accounts Receivables                                                       51
      Use of Proceeds                                                                     52
      Disclosure; No Material Adverse Effect                                              52
      Location of Books and Records                                                       52
      Fiscal Year                                                                         52
ARTICLE VII AFFIRMATIVE COVENANTS                                                         52
      Maintenance of Existence; Preservation of Rights, Licenses etc.                     52
      Conduct of Business                                                                 53
      Maintenance of Properties                                                           53
      Maintenance of Records                                                              53
      Maintenance of Insurance                                                            53
      Compliance with Laws                                                                53
      Right of Inspection; Field Examinations                                             53
      Lockbox Account                                                                     54
      Reporting Requirements                                                              54
      Additional Subsidiaries                                                             58

      Payment of Taxes and Claims                                                         58
      Bank Accounts                                                                       59
      Material Contracts                                                                  59
      Implementation of New Accounting Software System                                    59
      Interest Rate Protection                                                            59
      Trade Payables                                                                      59
ARTICLE VIII NEGATIVE COVENANTS                                                           59
      Debt                                                                                59
      Guaranties                                                                          60
      Liens                                                                               61
      Leases                                                                              61
      Investments                                                                         61
      Distributions                                                                       62
      Sale of Assets                                                                      62
      Transactions with Affiliates                                                        63
      Mergers; Organization of New Subsidiaries                                           63
      Subsidiaries' Stock and Debt                                                        64
      Acquisitions                                                                        64
      Fiscal Year.                                                                        65
      Restrictions                                                                        65
      Sale-Leaseback Transactions                                                         65
      Seller Debt                                                                         66
      Accounting Change                                                                   66
      Charter Amendments                                                                  66
      Amendment, Modification and Termination of Material Contracts                       66
      Inactive Subsidiaries                                                               66
ARTICLE IX  FINANCIAL COVENANTS                                                           67
      Leverage Ratio                                                                      67
      Consolidated Net Worth                                                              67
      Fixed Charge Coverage Ratio                                                         67
      Minimum EBITDA                                                                      67
ARTICLE X   EVENTS OF DEFAULT                                                             68
      Events of Default                                                                   68
      Remedies                                                                            70
      Remedies Cumulative                                                                 71
      Application of Proceeds                                                             71
ARTICLE XI  THE AGENT                                                                     72
      Appointment, Powers and Immunities of Agent                                         72
      Reliance by Agent                                                                   72
      Defaults                                                                            73
      Rights of Agent as a Lender                                                         73
      Indemnification of Agent                                                            73

      Documents                                                                           74
      Non-Reliance on Agent and Other Lenders                                             74
      Failure of Agent to Act                                                             74
      Resignation or Removal of Agent                                                     75
      Amendments Concerning Agency Function                                               75
      Liability of Agent                                                                  75
      Transfer of Agency Function                                                         75
      Non-Receipt of Funds by the Agent                                                   76
      Withholding Taxes                                                                   76
      Several Obligations and Rights of Lenders                                           76
      Pro Rata Treatment of Loans, Etc.                                                   77
      Sharing of Payments Among Lenders                                                   77
      Security Documents                                                                  77
      Collateral                                                                          77
      Amendment of Article 11                                                             78
ARTICLE XII MISCELLANEOUS                                                                 78
      Amendments and Waivers; Remedies Cumulative                                         78
      Usury                                                                               79
      Costs; Expenses; Taxes; Indemnification                                             79
      Survival                                                                            80
      Assignment; Participations                                                          80
      Notices                                                                             83
      Joint and Several Liability                                                         84
      Setoff                                                                              86
      JURISDICTION; IMMUNITIES                                                            86
      Table of Contents; Headings                                                         88
      Severability                                                                        88
      Entire Agreement                                                                    88
      GOVERNING LAW                                                                       88
      Confidentiality                                                                     88
      Replacement Notes, Etc.                                                             89
      Treatment of Certain Information                                                    89
      Counterparts                                                                        89

EXHIBITS:

Exhibit A         Form of Revolving Credit Note
Exhibit B         Form of Guaranty
Exhibit C         Form of Pledge Agreement
Exhibit D         Form of Security Agreement
Exhibit E         Form of Trademark Security Agreement
Exhibit F         Form of LockBox Agreement
Exhibit G         Omitted
Exhibit H1        Form of Borrowing Base Certificate
Exhibit H2        Form of Compliance Certificate


SCHEDULES:

Schedule 1.1A       Commitments
Schedule 1.1B       Certain Permitted Liens
Schedule 1.1C       Definition of Business
Schedule 6.02       Subsidiaries; Inactive Subsidiaries; Guarantors; Affiliates
Schedule 6.03       Capitalization
Schedule 6.04       Owned Real Properties
Schedule 6.05       Leased Real Properties
Schedule 6.06       Material Contracts
Schedule 6.11       Litigation
Schedule 6.15       Environmental Matters
Schedule 6.20       Patents, Trademarks, etc.
Schedule 6.24       Material Adverse Effect
Schedule 6.25       Location of Books and Records
Schedule 8.01(f)    Seller Debt
Schedule 8.01(g)    Existing Debt
Schedule 8.05(f)    Existing Investments
Schedule 12.06      Addresses of Lenders

                                CREDIT AGREEMENT


      CREDIT AGREEMENT, dated as of March 19, 2002 among CROSS MEDIA MARKETING CORPORATION., a corporation organized under the laws of Delaware (together with its successors and permitted assigns, "Cross Media"), MEDIA OUTSOURCING, INC., a corporation organized under the laws of Delaware (together with its successors and permitted assigns, "Media"), NATIONAL SYNDICATIONS, INC., a corporation organized under the laws of Delaware (together with its successors and permitted assigns, "NSI") and PREFERRED CONSUMER MARKETING, INC., a corporation organized under the laws of Florida (together with its successors and permitted assigns, "PCM," and together with Cross Media, Media and NSI, collectively, the "Borrowers"), each of the lenders which is a signatory hereto or which shall become a party hereto from time to time in accordance with the terms hereof (together with their respective successors and assigns, the "Lenders") and FLEET NATIONAL BANK, a national banking association organized under the laws of the United States, as agent for the Lenders and the Issuing Lender (in such capacity, together with its successors and assigns, the "Agent") (as amended, supplemented or otherwise modified from time to time, this "Agreement").

      WHEREAS, the Borrowers have requested the Lenders to extend credit to it in order to enable it to borrow under a revolving loan facility on and after the date hereof and at any time and from time to time prior to the Revolving Credit Termination Date a principal amount not in excess of an aggregate of $35,000,000 at any time outstanding;

      WHEREAS, the Borrowers are to use the proceeds of such borrowings to repay outstanding indebtedness under the Coast Business Credit Facility, an outstanding indebtedness owed to the Lancer Group, an outstanding indebtedness owed by NSI to Fleet National Bank, for general corporate purposes, including working capital, and to issue Letters of Credit;

      WHEREAS, the Lenders are willing to make such loan facilities available to the Borrowers and the Issuing Lender is willing to issue Standby Letters of Credit and documentary Letters of Credit, on the terms and subject to the conditions set forth herein;

      NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                         DEFINITIONS; ACCOUNTING TERMS.

      Section 1.1 Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

      "Acquisition" means any transaction pursuant to which any Borrower or any of their respective Subsidiaries (a) purchases or otherwise acquires a majority of the equity securities (or warrants, options or other rights to acquire such a majority equity securities, or securities convertible or exchangeable into such warrants, options or other rights) of a Person such that such Person becomes a Subsidiary (other than equity securities or other ownership interests of a Person organized and formed by a Borrower and/or one of its Subsidiaries as a new Wholly-Owned Subsidiary), (b) cause or permit any Person to be merged into any of the Borrowers or any of their respective Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding securities, in exchange for such securities, of cash, assets or securities of any of the Borrowers or any of their respective Subsidiaries, or a combination thereof (excluding the merger of any Borrower and/or existing Subsidiary into another Borrower and/or Subsidiary), (c) purchase all or substantially all of the business or assets of any Person, or (d) make investments in joint ventures, provided that no transaction between one or more Borrowers and/or existing Subsidiaries shall be deemed to be an "Acquisition."

      "Additional Costs" has the meaning assigned to such term in Section 4.01.

      "Adjusted Net Magazine Subscription Receivables" means, as at any date of determination thereof, the gross amount of Receivables which have been outstanding twelve months or less of Borrowers or any of their respective Subsidiaries arising from the purchase by Customers of Magazine Subscriptions
(a) minus the reserve reflecting the historical pay to maturity/collection results of Borrowers and their Subsidiaries as determined by Borrowers in good faith on a basis consistent with past practices as reflected in Borrower's Financial Statements as delivered to Agent as of the Closing Date and (b) minus the current Publisher Payables.

      "Affiliate" means any Person which (a) directly or indirectly Controls, or is Controlled by, or is under common Control with, any of the Borrowers or any of their respective Subsidiaries, (b) directly or indirectly beneficially owns or holds 10% or more of any class of equity securities of any of the Borrowers or any of their respective Subsidiaries; (c) 10% or more of any class of equity securities of which is directly or indirectly beneficially owned or held by any of the Borrowers or any of their respective Subsidiaries; (d) is a partnership in which any of the Borrowers or any of their respective Subsidiaries is a general partner; or (e) is a limited liability company in which any of the Borrowers or any of their respective Subsidiaries is a manager or a managing member.

      "Agent" has the meaning assigned to such term in the introductory paragraph hereof.

      "Agreement" has the meaning assigned to such term in the introductory paragraph hereof. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

      "Application" means an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

      "Applicable Margin" means a percentage equal to 0.50% with respect to Revolving Credit Loans that are Prime Rate Loans, 2.50% with respect to Revolving Credit Loans that are LIBOR Loans and .375% with respect to the Commitment Fee; provided that, commencing with the delivery by Borrowers of the financial statements and corresponding Compliance Certificate required by
Section 7.09(b) and 7.09(d) for the Fiscal Quarter ending March 31, 2002, the Applicable Margin shall be increased or (if no Default or Event of Default exists) decreased, based upon the Leverage Ratio, as follows:



LEVERAGE RATIO                       REVOLVING CREDIT LOANS      COMMITMENT FEE
--------------------------------------------------------------------------------
                                    PRIME RATE    LIBOR RATE
                                    APPLICABLE    APPLICABLE     APPLICABLE
                                    MARGIN        MARGIN         MARGIN
--------------------------------------------------------------------------------
Less than 1.00 to 1                  .25%         2.25%          .25%

If equal to or less than 1.5 to
1, but greater than 1.00 to 1        .50%         2.50%          .375%

Equal to or greater than
1.50 to 1                           0.75%         2.75%          .375%

The Applicable Margin shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of Borrowers as measured by the Leverage Ratio for the immediately preceding four Fiscal Quarters of Borrowers as reflected in the annual/quarterly financial statements and corresponding Compliance Certificates required by Sections 7.09(a), 7.09(b) and 7.09(d) (the "Financials"). Except as set forth in the last sentence hereof, any such increase or reduction in the Applicable Margin provided for herein shall be effective three Business Days after receipt by Agent of the Financials for each applicable fiscal period and shall continue in effect until the next adjustment according to the provisions hereof; provided, however, that any reduction or increase in the Applicable Margin shall not apply to any LIBOR Loans outstanding on the effective date of such reduction or increase that have an Interest Period commencing prior to the effective date of such reduction or increase. If the Financials setting forth the Leverage Ratio are not received by Agent by the date required pursuant to Section 7.09(a) or Section 7.09(b) and Section 7.09(d) of this Agreement, the Applicable Margin shall be determined as if the Leverage Ratio exceeds 1.50 to 1 until such time as such Financials are received and any Event of Default resulting from a failure to timely deliver such Financials is waived in writing by Agent and Lenders (at which time the Applicable Margin shall be adjusted as otherwise provided herein); provided, however, that during such continuance of any such Event of Default, Agent and Lenders shall be entitled to accrue and receive interest at the Default Rate to the extent authorized by Section 2.10(b) of the Agreement and, on each date that the Default Rate accrues on any Loan (if the Default Rate is accruing due to Event(s) of Default that include the failure to deliver the Financials), the Applicable Margin on such date for such Loan shall be the Applicable Margin that would apply if the Leverage Ratio exceeds 1.50 to 1 (without regard to the actual Leverage Ratio). For the final Fiscal Quarter of any Fiscal Year of Borrowers, Borrowers may provide the unaudited financial statements of Borrowers, subject only to year-end and normal audit adjustments, for the purpose of determining the Applicable Margin; provided, however, that if, upon delivery of the annual audited financial statements required to be submitted by Borrowers to Agent pursuant to Section 7.09(a) of the Agreement, the Leverage Ratio reflected on such audited annual financial statements is different from the Leverage Ratio reflected by the unaudited financial statements such that a different Applicable Margin should apply, then (a) such Applicable Margin reduction or increase (if applicable) shall be terminated and, effective on the first day of the month following receipt by Agent of such audited annual financial statements, and the Applicable Margin in effect thereafter (until the next adjustment according to the provisions hereof) shall be the Applicable Margin that would have been in effect if the Applicable Margin were determined according to such audited year-end financial statements, and (b) on the first day of the month following receipt by Agent of such audited annual financial statements, (i) if the difference between the amount of interest and fees that would have been paid from the date of the adjustment based on the unaudited financial statements through such first day of such following month using the Applicable Margin determined based upon such audited annual financial statements and the amount of interest actually paid during the period in which the reduction of the Applicable Margin was in effect based upon the unaudited annual financial statements for the final Fiscal Quarter of the Fiscal Year of Borrowers then ended is positive, then the Borrowers shall pay to Agent for the pro-rata benefit of the Lenders, the amount of such positive difference and (ii) if the difference between such interest amounts calculated according to clause (i) is negative, the Lenders shall credit the pro-rata shares of such negative difference to the outstanding principal balance of Borrowers' Loans.

      "Availability" means the aggregate of the amount, computed on a daily basis, by which the Revolving Credit Commitments of the Lenders exceed the sum of (i) the aggregate principal amount of the Revolving Credit Loans outstanding,
(ii) the aggregate amount available to be drawn on the outstanding Letters of Credit and (iii) any amounts drawn under Letters of Credit but not yet either reimbursed or converted to Loans as provided herein.

      "Bankruptcy Code" has the meaning assigned to such term in Section
10.01(e).

      "Borrowers" has the meaning assigned to such term in the introductory paragraph hereof.

      "Borrowing Base Certificate" means the borrowing base certificate substantially in the form of Exhibit H-1 to be delivered by the Borrower under the terms of this Agreement.

      "Business" means the business as described on Schedule 1.1C.

      "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City and to the extent used in connection with calculations regarding and administration of LIBOR Rate Loans, banks are open for dealings in dollar deposits in the London interbank market.

      "Capital Expenditure" means, with respect to any Person, any expenditure made or obligation incurred by such Person to purchase, acquire or construct fixed assets, plant, equipment or intangibles subject to amortization (including renewals, improvements, replacements and incurrence of obligations under Capital Leases).

      "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee thereunder in accordance with GAAP.

      "Cash Equivalents" means (a) direct obligations of the United States of America or any agency or instrumentality thereof with maturities of one year or less from the date of acquisition; (b) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Rating Services or "P-1" by Moody's Investors Service, Inc.; (c) certificates of deposit and other time deposits with maturities of one year or less from the date of acquisition issued by any commercial bank operating within the United States of America and having a combined capital and surplus in excess of $500,000,000; (d) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate) organized and existing under the laws of the United States of America or any State thereof with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc., or "A-1" (or higher) according to Standard & Poor's Rating Services; (e) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any financial institution; and (f) nationally-recognized money market or mutual funds whose sole investments are comprised of investments permitted under the foregoing clauses (a) through (e).

      "Change of Control" means the occurrence of either of the following events after the date of this Agreement: (a) any Person or group of Persons (other than any Person or group of Persons who, as of the date hereof, beneficially own at least 20% of the aggregate Voting Power of Cross Media) shall beneficially own (as defined in Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act or any successor provision thereto) more than 50% of the aggregate Voting Power of Cross Media; or (b) during any period of 12-consecutive months,
(i) individuals who at the beginning of such period were members of the Board of Directors of Cross Media, together with (ii) individuals who during such period became members of such Board of Directors and were either elected by such Board of Directors or whose nomination for election was approved by a majority of the members of such Board of Directors who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of Cross Media then in office.

      "Closing Date" means the date upon which the initial borrowing hereunder occurs.

      "Coast Business Credit Facility" means the $20,000,000 loan facility established under the Loan and Security Agreement among Coast Business Credit, a division of Southern Pacific Bank and Media dated January 28, 2000, as amended.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" means all of any Obligor's right, title and interest in and to Property in which such Obligor has granted a Lien to the Agent for the benefit of the Lenders under any Facility Document.

      "Commitment Percentage" means, as to any Lender at any date of determination thereof, the percentage of the aggregate Revolving Credit Commitments constituted by such Lender's Revolving Credit Commitment at such date.

      "Compliance Certificate" means a compliance certificate substantially in the form of Exhibit H-2 to be executed and delivered by Cross Media under the terms of this Agreement.

      "Consolidated Capital Expenditures" means, with respect to any fiscal period, the aggregate amount of Capital Expenditures made by the Consolidated Entities during such period, as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Debt" means, at any date of determination thereof, the aggregate amount of Debt of the Consolidated Entities, as determined on a consolidated basis in accordance with GAAP.

      "Consolidated EBITDA" means, with respect to any fiscal period, the sum of
(a) Consolidated Net Income for such period; (b) the aggregate amount of (i) income taxes and (ii) Consolidated Interest Expense (to the extent that any such amounts were deducted in the computation of Consolidated Net Income for such period); (c) the aggregate amount of amortization; (d) the aggregate amount of depreciation, all calculated for the Consolidated Entities as determined on a consolidated basis in accordance with GAAP; and (e) in the event that an Acquisition permitted by Section 8.11 is consummated during such fiscal period, the EBITDA of the entity that is the subject of the Acquisition (with appropriate adjustments for officers' salaries) for the period beginning on the first day of such fiscal measurement period and ending on the date of such Acquisition.

      "Consolidated Entities" means, collectively, the Borrowers and each of their respective Subsidiaries whose accounts are or are required to be consolidated or included with the accounts of the Borrowers in accordance with GAAP. The Agent and the Lenders acknowledge that although certain joint ventures of Borrowers, including J. Cross Marketing, are consolidated with Borrowers, and, as such, are Consolidated Entities, such joint ventures are not Subsidiaries (as defined herein) of Borrowers to the extent Borrowers own less than a 51% equity interest in such joint venture or do not have the ability to direct unilaterally the actions of any such joint venture.

      "Consolidated Funded Debt" means, at any date of determination thereof, the aggregate amount of Funded Debt of the Consolidated Entities, as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Interest Expense" means, for any period, interest expense on all Debt of the Consolidated Entities for such period net of cash interest income for such period, whether paid or accrued, and including, without limitation, (i) interest expense in respect of Debt resulting from Loans, (ii) the interest component of all obligations under Capital Leases, (iii) commissions, discounts and other fees and charges payable in connection with standby letters of credit, which are the equivalent of interest, (iv) the net payments, if any, payable in connection with Interest Rate Protection Agreements and (v) all fees paid by Borrowers pursuant to Section 2.11(b) (other than non-cash amortization related thereto), and all finance charges, premiums and other fees, charges and expenses accrued with respect to Consolidated Debt during such period which are the equivalent of interest (excluding up-front costs and costs associated with this Agreement), all as determined as a consolidated basis in accordance with GAAP.

      "Consolidated Net Worth" means, at a particular date, an amount equal to
(i) the book value (net of related depreciation, obsolescence, amortization, and other proper reserves) at which the assets of the Consolidated Entities would be shown on a balance sheet of such Consolidated Entities at such date in accordance with GAAP, less (ii) the amount at which liabilities of the Consolidated Entities (other than capital stock and surplus and retained earnings) would be shown on a balance sheet of such Consolidated Entities in accordance with GAAP, and including as liabilities all reserves for contingencies and other potential liabilities required to be accrued in accordance with GAAP, which would be included under shareholders' equity on a consolidated balance sheet of the Consolidated Entities prepared in accordance with GAAP, less amounts due from Affiliates.

      "Consolidated Net Income" means, with respect to any fiscal period, net income of the Consolidated Entities for such period plus all non-cash deemed dividends and non-recurring items other than extraordinary or nonrecurring gains or losses.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

      "Customer" means the account debtor with respect to any of the Receivables or the purchaser of goods, services or both with respect to any contract or contract right, or any Person who enters into any contract or other arrangement with any Borrower or any Subsidiary, pursuant to which any Borrower or any Subsidiary is to deliver any personal Property or perform any services.

      "Debt" means, with respect to any Person (without duplication): (a) indebtedness of such Person for borrowed money; (b) the Seller Debt; (c) indebtedness for the deferred purchase price of Property or services constituting Capital Expenditures; (d) Unfunded Benefit Liabilities of such Person; (e) the face amount of any outstanding letter of credit issued for the account or upon the application of such Person (including any Standby Letters of Credit including Standby Letters of Credit issued hereunder) issued to secure or support performance by Borrowers and/or their Subsidiaries under operating leases (including operating real estate leases); (f) obligations arising under banker's acceptance facilities; (g) guaranties of such Person; (h) obligations of other Persons secured by any Lien on Property of such Person; (i) obligations of such Person as lessee under Capital Leases; (j) the net obligations of such Person in respect of Interest Rate Protection Agreements; and (k) all capital stock of such Person subject to repurchase or redemption during the term of this Agreement, other than at the sole option of such Person.

      "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

      "Default Rate" means, with respect to the principal of any Loan and, to the extent permitted by law, any other amount (other than interest) payable by any Obligor under this Agreement or any other Facility Document, that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date, to, but excluding the date on which such amount is paid in full equal to two percent (2.0%) per annum above the interest rate for such Loan as provided in Section 2.10 (or, if not a Loan, at two percent (2.0%) per annum above the Prime Rate); provided, however, with respect to Libor Rate Loans, the "Default Rate" of two percent (2.0%) above the applicable Libor Rate plus the applicable Interest Margin shall be applied through the day before the last day of the Interest Period, and thereafter, the rate provided for above in this definition.

      "Distribution" means, with respect to any Person, the declaration or payment of any dividends by such Person, or the purchase, redemption, retirement or other acquisition for value of any of its capital stock now or hereafter outstanding, or the making of any distribution of assets to its stockholders as such whether in cash, assets or obligations of such Person, or the allocation or other setting apart of any sum for the payment of any dividend or distribution on, or for the purchase, redemption, retirement or other acquisition of any shares of its capital stock, or the making of any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock.

      "Dollars" and the sign "$" mean lawful money of the United States of America.

      "EBITDA" means, with respect to any fiscal period of any Person, the sum of (a) net income for such period; (b) the aggregate amount of (i) income taxes and (ii) interest expense (to the extent that any such amounts were deducted in the computation of net income for such period) calculated for such Person according to the method specified in the definition of Consolidated Interest Expense; (c) the aggregate amount of amortization; and (d) the aggregate amount of depreciation, all as determined in accordance with GAAP.

      "Eligible Accounts Receivables" means, as of any date of determination thereof, the current portions of all Receivables of the Borrowers or any of their respective Subsidiaries that arise out of the sale of any goods and the providing of services in connection with the Business (other than Receivables arising out of the sale of Magazine Subscriptions), as to which the Agent for the benefit of the Lenders holds a first priority perfected security interest, provided that such Receivables:(a) arose in the ordinary course of business of a Borrower or such Subsidiary; (b) do not represent amounts owed to such Borrower or such Subsidiary for goods shipped on a consignment or "bill and hold" basis;(c) represent amounts owed for goods sold or leased or services rendered to a Customer; (d) are payable in Dollars; (e) do not include any amount which has not been paid within 90 days of the invoice date; (f) do not have as the Customer a Person that is the subject of any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law; (g) do not have as the Customer, any Obligor or any Affiliate thereof; (h) do not have as the Customer a Person located outside the United States or Canada; (i) do not include any portion of a Receivable as to which the Customer has asserted any defense; (j) do not include that portion of any Receivable as to which any offset or counterclaim has been asserted or can be asserted by any distributor for any promotional, advertising or other expense; (k) do not include the amount by which the aggregate unpaid principal balance of all Receivables past due from any single Customer exceeds 50% of the aggregate unpaid principal balance of all Receivables due from such Customer;(l) do not include any Eligible Magazine Subscription Receivables; and (m) do not include any Receivable (or portion thereof) the Agent in the exercise of its good faith business judgment has deemed ineligible because of the impairment of the collateral value thereof to the Lenders, the impairment of the Lenders' ability to realize the value thereof or the significant uncertainty as to the ability of the Customer to make payment thereunder.

      "Eligible Magazine Subscription Receivables" means, as of any date of determination thereof, the then current Adjusted Net Magazine Subscription Receivables provided that such Receivables:(a) arose in the ordinary course of business of a Borrower or such Subsidiary; (b) are payable in Dollars; (c) do not have as the Customer, any Obligor or any Affiliate thereof; (d) do not have as the Customer a Person located outside the United States or Canada; and (e) do not include any Receivable (or portion thereof) the Agent in the exercise of its good faith business judgment has deemed ineligible because of the impairment of the collateral value thereof to the Lenders, the impairment of the Lenders' ability to realize the value thereof or the significant uncertainty as to the ability of the Customer to make payment thereunder.

      "Environmental Laws" means any and all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or other governmental restrictions relating to the environment or to the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, emission, release, threatened release, discharge, spillage, seepage, or filtration of pollutants, contaminants, chemicals, or industrial, toxic or other Hazardous Wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, including petroleum and petroleum products.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

      "ERISA Affiliate" means any corporation or trade or business which is a member of any group of organizations (i) described in Section 414 (b) or (c) of the Code of which any of the Borrowers or any of their respective Subsidiaries is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302 (f) of ERISA and Section 412 (n) of the Code, described in
Section 414 (m) or (o) of the Code of which any Borrower or any Subsidiary is a member.

      "Event of Default" has the meaning assigned to such term in Section 10.01.

      "Facility Documents" means this Agreement, the Notes, the Security Documents, the Letters of Credit, any Interest Rate Protection Agreement entered into with a Lender and the Lockbox Agreement, as each may be amended, supplemented or otherwise modified from time to time.

      "Financial Statements" has the meaning assigned to such term in Section 6.17(a).

      "Fiscal Quarter" means a fiscal quarter of the Borrowers ending on March 31, June 30, September 30 or December 31.

      "Fiscal Year" means a fiscal year of the Borrowers.

      "Fixed Charge Coverage Ratio" means, at any date of determination thereof, the ratio of (a) (i) Consolidated EBITDA for the four Fiscal Quarter period ending on such date of determination, minus (ii) the aggregate amount of unfunded Consolidated Capital Expenditures during such four Fiscal Quarter period ending on such date of determination, minus (iii) cash taxes paid during such four most recently ended Fiscal Quarter period ending on such date of determination and minus (iv) cash earnout payments made in connection with Acquisitions which are not expensed and not included as a Consolidated Capital Expenditure, to (b) the sum of (i) all scheduled payments of principal due during the immediately preceding four Fiscal Quarters on, or with respect to, Consolidated Debt (including, without limitation, imputed principal on Capital Leases), plus (ii) Consolidated Interest Expense on, or with respect to, Consolidated Debt for the four Fiscal Quarter period ending on such date of determination, all calculated for the Consolidated Entities as determined on a consolidated basis in accordance with GAAP. For purposes of this definition, non-cash interest expense and non-cash charges related to capital assets will be excluded.

      "Forfeiture Proceeding" means any action or proceeding affecting any of the Borrowers or any of their respective Subsidiaries before any Governmental Authority which could reasonably be expected to result in the seizure or forfeiture of any of their respective Properties.

      "Funded Debt" means with respect to any Person, at the date of determination, (without duplication): (a) indebtedness for borrowed money; (b) the Seller Debt; (c) indebtedness for the deferred purchase price of Property or services constituting Capital Expenditures; (d) obligations arising under banker's acceptance facilities; (d) guaranties of such Person, if the primary obligor is in default of the underlying obligation; (e) obligations of other Persons secured by any Lien on Property of such other Person, if such Person is in default of the underlying obligation; and (f) obligations of such Person as lessee under Capital Leases.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Guarantors" means each of the Subsidiaries designated as such on Schedule
6.02 and each other Person that has otherwise provided a Guaranty of any of the Obligations.

      "Guaranty" means the Guaranty substantially in the form of Exhibit B to be delivered by the Guarantors under the terms of this Agreement, as amended, supplemented or otherwise modified from time to time.

      "guaranty" means, with respect to any Person, any guaranty, endorsement (other than for collection in the ordinary course of business) or other contingent obligation of such Person with respect to the Debt obligations of any other Person (including, but not limited to, an agreement to purchase any obligation or stock, assets, goods or services or to supply or advance any funds assets, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any such other Person against loss with respect to the Debt obligations of any such other Person).

      "Hazardous Materials" means any material, substance, compound, solid, liquid or gas, or any radiation, emission or release of energy in any form, whether naturally occurring, man made or the product of any process, (a) which is or may under certain conditions be toxic, harmful, or hazardous to public health, public safety, or the environment, (b) which is or may be defined or regulated as a "hazardous waste", "hazardous substance", "toxic substance", pollutant or contaminant under any Environmental Law, (c) the use, handling, management, release, treatment, storage, transportation or disposal of which is or may be regulated under any Environmental Law, or (d) the removal, remediation or abatement of which is required under any Environmental Law. Hazardous Materials include, but are not limited to, asbestos, polychlorinated biphenlys, mercury, lead, petroleum and petroleum products and derivatives, urea formaldehyde foam insulation, and radon and other radioactive materials.

      "Inactive Subsidiaries" means those Subsidiaries that do not own or lease any Property or engage in any business and are not party to any agreement other than the Facility Documents.

      "Interest Period" means, with respect to any Libor Rate Loan, the period commencing on the date such Loan is made, converted from a Prime Rate Loan or renewed, as the case may be, and ending, as Cross Media may select pursuant to
Section 2.07, on the numerically corresponding day in the first, second, third or sixth calendar month thereafter; provided in each case that if an Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day, unless such Business Day would fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Business Day and provided further that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate calendar month.

      "Interest Rate Protection Agreement" means, with respect to any Person, an interest rate swap, cap or collar agreement or similar arrangement between one or more financial institutions (including, without limitation, the Lenders) and such Person providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

      "Interest Rate Protection Agreement Counterparty" means any Lender or any of its affiliates, together with its successors and assigns, in its capacity as the Counterparty to any Interest Rate Protection Agreement with any of the Borrowers or any of their Subsidiaries.

      "Investment" means any loan or advance to any Person (other than the extension of trade credit in the ordinary course of business) or any purchase or other acquisition of any capital stock, obligations or other securities of any Person, or any capital contribution to, investment in, or other acquisition of any equity interest in, any Person, provided that any transaction which constitutes an Acquisition shall not be included in this definition of Investment.

      "Issuing Lender" means Fleet National Bank, in its capacity as issuer of any Letters of Credit.

      "Knowledge" means, with respect to any Person, after reasonable inquiry, no information has come to the attention of such Person, which information has given or should reasonably have given such Person knowledge of facts contrary to the existence of or absence of such facts indicated.

      "knowledge" means, with respect to any Person, the actual knowledge of (x) such Person (if such Person in an individual) or (y) a responsible officer of such Person (if such Person is an organization).

      "Law" means, with respect to any Person, any statute, law, rule, regulation, ordinance, order, permit, license, writ, judgment, injunction, decree, determination, award or other restriction or requirement of any Governmental Authority applicable to such Person or its Property.

      "L/C Cash Collateral Account" has the meaning assigned to such term in the Security Agreement.

      "L/C Obligations" means, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit, and (b) the aggregate amount of drawings under Letters of Credit which have not been reimbursed (including reimbursement through the making of a Revolving Credit Loan) as provided in Section 3.03 or Section 3.04(a).

      "L/C Participants" means the collective reference to all Lenders holding Revolving Credit Commitments other than the Issuing Lender.

      "Lender" has the meaning assigned to such term in the introductory paragraph hereof, and all references to the rights and benefits (but not the obligations) of a "Lender" contained in any Facility Document shall be deemed to include the Issuing Lender and all Interest Rate Protection Agreement Counterparties.

      "Lending Office" means, for each Lender and for each type of Loan, the lending office of such Lender (or of an affiliate of such Lender) designated as such for such type of Loan on its signature page hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrowers as the office by which its Loans of such type are to be made and maintained.

      "Letters of Credit" means all Standby Letters of Credit and all documentary Letters of Credit.

      "Leverage Ratio" means, at any date of determination thereof, the ratio of
(a) Consolidated Funded Debt at such date (after giving effect to any amortization payment made on such date) to (b) Consolidated EBITDA for the immediately preceding four Fiscal Quarter period.

      "Libor Rate" means, as applicable to any Libor Rate Loan, the rate per annum as determined on the basis of the offered rates for deposits in U.S. Dollars, for a period of time comparable to the Interest Period for such Libor Rate Loan which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two Business Days preceding the first day of such Libor Rate Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the Libor Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to the Interest Period for such Libor Rate Loan which are offered by four major banks in the London interbank marked at approximately 11:00 a.m. London time, on the day that is two (2) Business Days preceding the first day of such Interest Period as selected by Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to the Interest Period for such Libor Rate Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two Business Days preceding the first day of such Interest Period. In the event that Agent is unable to obtain any such quotation as provided above, it will be deemed that a Libor Rate cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to Libor Rate deposits of the Agent or any Lender then for any period during which such Reserve Percentage shall apply, the applicable Libor Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

      "Libor Rate Loan" means any Loan when and to the extent the interest rate therefor is determined in relation to the Libor Rate.

      "Lien" means any lien (statutory or other), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

      "Loan" means any loan made by a Lender pursuant to Sections 2.01 or 3.03.

      "Lockbox Account" means an account established by a Borrower or a Subsidiary with the Agent.

      "Lockbox Agreement" means an agreement between Agent and a Borrower or a Subsidiary to open a Lockbox Account, substantially in the form attached hereto as Exhibit F.

      "Magazine Subscriptions" means one or more magazine subscriptions sold in a package to individual consumers by a Borrower and/or one of its Subsidiaries.

      "Material Adverse Effect" means any event, condition, action or circumstance which has or could reasonably be expected to have any material adverse effect on (a) the business, profits, Properties or financial condition of the Borrowers and their Subsidiaries, taken as a whole, (b) the ability of the Obligors to perform any of their material obligations under any of the Facility Documents taken us a while, (c) the binding nature, validity or enforceability of any of the Facility Documents, or (d) the validity, perfection, priority or enforceability of the Liens in favor of the Agent for the benefit of the Lenders securing the obligations hereunder.

      "Material Contract" means each contract, agreement or other understanding to which any of the Borrowers or any of their respective Subsidiaries is a party the breach, termination or expiration of which could reasonably be expected to have a Material Adverse Effect.

      "Multiemployer Plan" means, at a particular time, an employee benefit plan
(a) which is a "multiemployer plan" as defined in Section 3(37) of ERISA and which is contributed to by any of the Borrowers or any of their respective Subsidiaries or any ERISA Affiliate or (b) with respect to which any of the Borrowers or any of their respective Subsidiaries or any ERISA Affiliate would have liability under Section 4212(c) of ERISA in the event of a withdrawal or plan termination at such time.

      "Notes" means the Revolving Credit Notes.

      "Obligations" means the unpaid principal of and interest on (including without limitation interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Obligor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding, even if obligations do not accrue because of an automatic stay under Bankruptcy Code Section 362 or otherwise) the Notes and all other obligations and liabilities of any Obligor to the Agent, any Lender, the Issuing Lender or any Interest Rate Protection Agreement Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Note, any other Facility Document and any other document made, delivered or given in connection therewith or herewith, and any exposure pursuant to any cash management agreement between any Obligor and any Lender (including as a result of an automatic clearing house arrangement), whether on account of principal, interest, guaranties, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Agent, any Lender, any Interest Rate Protection Agreement Counterparty or the Issuing Lender) or otherwise.

      "Obligor Agreement" means any indenture, loan or credit agreement, or any other financing or debt agreement, Capital Lease or instrument, to which any of the Borrowers, any Subsidiary or any other Obligor is a party or by which any of the Borrowers, any Subsidiary or any other Obligor or their respective Properties may be bound or affected providing for financing or indebtedness of $50,000 or more.

      "Obligors" means the Borrowers and each Guarantor.

      "Payor" has the meaning assigned to such term in Section 11.13.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "Permitted Liens" means:

            (1) Liens created by, under or in connection with this Agreement or the Facility Documents in favor of the Agent for the benefit of the Lenders;

            (2) Liens to secure Interest Rate Protection Agreements required by Section 7.15, to the extent provided by in Interest Rate Protection Agreement Counterparty.

            (3) Liens for taxes or assessments or other government charges or levies not yet due and payable or if due and payable, Liens for taxes or assessments or other government charges or levies being contested by the Borrower in good faith by appropriate proceedings, diligently prosecuted, provided that, at the time of the commencement and during the pendency of such proceedings (i) no Default or Event of Default shall exist and be continuing,
(ii) adequate reserves have been established on the Borrower's books in accordance with GAAP (including reserves for any penalty for late payment),
(iii) such contest operates to suspend collection of the contested taxes and
(iv) neither the Property subject to such Lien nor any interest therein would be in any danger of being sold, forfeited or lost if the Borrower pays the amount and satisfies the condition being contested, and Borrower would have the opportunity to so pay such amount or satisfy such condition before the Property is subject to foreclosure, sale or loss on account thereof if Borrower ultimately fails to prevail in such contest;

            (4) Liens in respect of Property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's and other like Liens, provided that such Liens secure (i) only amounts not yet due and payable or (ii) amounts being contested in good faith by appropriate proceedings, diligently prosecuted, provided that adequate reserves have been established on the Borrower's books in accordance with GAAP and such Liens have been satisfied or bonded or otherwise stayed in operation or enforcement;

            (5) Liens under worker's compensation, unemployment insurance, social security or similar legislation (other than Liens in excess of $150,000 under ERISA or the related provisions of the Code);

            (6) Liens described on Schedule 1.1B provided that such Liens shall secure only those obligations which they secure on the date hereof and/or restatements, refinancings or replacements thereof, so long as such refinancings, etc. do not increase the principal amount outstanding on such obligations at the time of such refinancings;

            (7) cash security securing letters of credit (not including any Letters of Credit issued under this Agreement) either (i) listed on Schedule 8.01(f) or (ii) permitted under Section 8.01(c); and

            (8)   Purchase Money Liens; provided that:

            (1) the Lien on any Property subject to such a Purchase Money Lien is created contemporaneously with, or assumed in connection with, such acquisition;

            (2) the obligation secured by any Lien so created, assumed or existing shall not exceed 100% of the lesser of the cost or fair market value as of the time of acquisition of the Property covered thereby to the Borrower or the Subsidiary acquiring the same; provided that if one or more items of Property are acquired in one or a series of related transactions (including pursuant to a master lease arrangement), such Liens may also secure up to 100% of the lesser of cost or fair market value of all other such related Property, so long as all obligations are permitted by Section 8.01(e));

            (3) each such Lien shall attach only to the Property so acquired (including, in appropriate cases under clause (ii), cross collateralization of related Property) and fixed improvements thereon; and

            (4) the obligations secured by such Liens are permitted by Section 8.01(e).

      "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

      "Plan" means, at a particular time, any employee benefit plan (other than a Multiemployer Plan) (i) which is covered by Title IV of ERISA and which is maintained or contributed to by the Borrower or any Subsidiary or any ERISA Affiliate or (ii) with respect to which the Borrower or any Subsidiary or any ERISA Affiliate would have any liability under Section 4069 of ERISA if such plan were terminated at such time.

      "Pledge Agreement" means the Pledge Agreement substantially in the form of Exhibit C to be executed and delivered by Cross Media under the terms of this Agreement, as amended, supplemented or otherwise modified from time to time.

      "Possession Collateral" means all Collateral where physical possession is necessary for the perfection of a security interest.

      "Prime Rate" means the variable per annum rate of interest so designated from time to time by the Reference Lender as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate charged to any customer.

      "Prime Rate Loan" means any Loan when and to the extent the interest rate for such Loan is determined in relation to the Prime Rate.

      "Principal Office" means the principal office of the Agent, presently located at 1185 Avenue of the Americas, New York, New York 10036.

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

      "Publisher Payables" means as of any date of determination, the current net accounts payable owed by Borrowers and their Subsidiaries to magazine publishers in connection with Magazine Subscriptions sold by Borrowers and their Subsidiaries to Customers.

      "Purchase Money Debt" means any Debt, including Capital Leases, incurred in connection with the purchase of Property, specifically including any such Debt secured by a Purchase Money Lien.

      "Purchase Money Lien" means a Lien on any Property acquired by the Borrower or any Subsidiary (including Property acquired pursuant to an Acquisition permitted in accordance with Section 8.11 hereof) or placed on any Property in order to finance the acquisition of such Property, or the assumption of any Lien on Property existing at the time of the acquisition of such Property or of the Person holding such Property or a Lien in connection with any conditional sale or other title retention agreement or a Capital Lease.

      "Receivables" means all of the Borrowers' and any Subsidiary's accounts, contract rights, instruments, documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to the Borrowers or any Subsidiaries arising out of or in connection with the sale or lease of goods or for services rendered, all guaranties and other security thereof, whether secured or unsecured, now existing or hereafter created, and whether or not specifically transferred or assigned to the Agent for the benefit of the Lenders under the Security Agreement or under any other Facility Document.

      "Reference Lender" means the Person which is the Agent (or, with respect to Libor Rate Loans, if the Person which is the Agent no longer quotes on the London interbank market, such successor leading bank in the London interbank market which shall be reasonably appointed by the Agent and shall be reasonably acceptable to Cross Media).

      "Regulation A" means Regulation A of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

      "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

      "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

      "Regulatory Change" means, with respect to any Lender, any change after the date of this Agreement in United States federal, state, municipal or foreign Laws (including without limitation Regulation D) or the adoption or making after such date of any written interpretations, directives or requests applying to a class of banks of which such bank is a member, of or under any United States, federal, state, municipal or foreign Laws (whether or not having the force of law) by any Government Authority charged with the interpretation or administration thereof.

      "Required Lenders" means Lenders having at least 66% of the aggregate amount of the Commitments, or if the Commitments have expired or terminated, Lenders holding at least 66% of the aggregate outstanding principal amount of the Loans; provided, however, the term Required Lender shall not include a Lender, which, at the time of determination, has failed or is refusing to make a Revolving Credit Loan as required by this Agreement.

      "Required Payment" has the meaning assigned to such term in Section 11.13.

      "Revolving Credit Borrowing Base" means, on any date of determination thereof, an amount determined by the Agent with reference to the most recent Borrowing Base Certificate to be equal to 75% of (a) Eligible Accounts Receivables, plus (b) Eligible Magazine Subscription Receivables. Based on the results of the field examination referred to in Section 7.14, the Agent with the consent of the Required Lenders may in its good faith business judgment amend the advance rate contained herein.

      "Revolving Credit Commitment" means with respect to each Lender, the obligation of such Lender to make Revolving Credit Loans under this Agreement in the aggregate principal amount set forth in Schedule 1.1A, as such amount may be reduced or modified from time to time.

      "Revolving Credit Commitment Percentage" means, as to any Lender on any date of determination thereof, the percentage of the aggregate Revolving Credit Commitments constituted by such Lender's Revolving Credit Commitment at such date.

      "Revolving Credit Loans" has the meaning assigned to such term in Section 2.01(a).

      "Revolving Credit Notes" means the promissory notes issued by the Borrower substantially in the form of Exhibit A, dated the Closing Date, evidencing the Revolving Credit Loans made by the Lenders hereunder and all promissory notes delivered in substitution or exchange therefor, as amended or supplemented or otherwise modified from time to time.

      "Revolving Credit Termination Date" means March 19, 2004.

      "Security Agreement" means the Security Agreement substantially in the form of Exhibit D to be executed and delivered by the each of the Borrowers and each of their respective Subsidiaries under the terms of this Agreement, as amended, supplemented or otherwise modified from time to time.

      "Security Documents" means the Guaranty, the Pledge Agreement, the Security Agreement, the Trademark Security Agreement and each other guaranty or security document that may from time to time be delivered to the Agent by an Obligor in connection herewith or therewith. Each of the Security Documents shall be cross defaulted and cross-collateralized with this Agreement and the other Security Documents, without the requirement of further action.

      "Seller Debt" means the Debt payable by the Borrowers to the holders of the promissory notes issued by PCM in connection with the acquisition of PCM, to the prior stockholders of PCM, as amended, supplemented or otherwise modified from time to time.

      "Standby Letters of Credit" means all standby letters of credit issued hereunder to support obligations of the Borrower and the Subsidiaries, contingent or otherwise, not prohibited hereunder.

      "subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

      "Subsidiary" means any subsidiary of any of the Borrowers on or after the date hereof. The Agent and the Lenders acknowledge that although certain joint ventures of Borrowers, including J. Cross Marketing, are consolidated with Borrowers, and, as such, are Consolidated Entities, such joint ventures are not Subsidiaries (as defined herein) of Borrowers to the extent Borrowers own less than a 51% equity interest in such joint venture or do not have the ability to direct unilaterally the actions of any such joint venture.

      "Termination Date" means the later of (i) the Revolving Credit Termination Date and (ii) the date on which all Obligations have been indefeasibly paid in full.

      "Trademark Security Agreement" means the Trademark Security Agreement substantially in the form of Exhibit E, to be executed by each of Cross Media, Media, NSI and eCoupons.com, Inc., as amended, supplemented or otherwise modified from time to time.

      "Transferor Lender" has the meaning assigned to such term in Section 12.05(c).

      "type of Loans" has the meaning assigned to such term in Section 2.01(f).

      "UCC" means the Uniform Commercial Code (as amended from time to time) of any state which is applicable to the granting, attachment, perfection, priority or enforcement of a security interest in, and the rights of a secured party to, the Collateral or any portion thereof.

      "Unfunded Benefit Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under such Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of such Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrowers or any of their respective Subsidiaries or any ERISA Affiliate under Title IV of ERISA.

      "Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

      "Voting Power" means, with respect to any Person, the power ordinarily (without the occurrence of a contingency) to elect the members of the board of Directors (or persons performing similar functions) of such Person.

      "Wholly-Owned Subsidiary" means, with respect to any Person, any corporation or other entity of which all of the securities or other ownership interests thereof are owned, directly or indirectly, by such Person.

      Section 1.2 Accounting Terms. All accounting terms not specifically defined herein shall be defined in accordance with GAAP, and all financial data required to be delivered hereunder shall, to the extent GAAP is applicable, be prepared in accordance with GAAP, except that all financial covenants shall be determined in accordance with GAAP in effect as of the date hereof, unless the Borrowers and Required Lenders agree to an adjustment of such financial covenants to take into account any changes in GAAP.

                                   ARTICLE II

                                   THE CREDIT

      Section 1.3 Loans.

            (1) Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each of the Lenders severally agrees to make revolving credit loans (the "Revolving Credit Loans") to the Borrowers at any time and from time to time from and including the Closing Date to but excluding the Revolving Credit Termination Date, in such amounts that the aggregate principal amount of such Lender's Revolving Credit Loans at any one time outstanding does not exceed the amount of its Revolving Credit Commitment. Notwithstanding the foregoing, no Revolving Credit Loan shall be made if immediately thereafter the aggregate principal amount of the Revolving Credit Loans outstanding plus the L/C Obligations shall exceed the lesser of (i) the Revolving Credit Borrowing Base and (ii) the aggregate amount of the Revolving Credit Commitments at such time. The Revolving Credit Loans shall be repaid on the Revolving Credit Termination Date.

            (2) Letters of Credit. Subject to the terms and conditions of this Agreement, each of the Lenders severally agrees to participate in Letters of Credit pursuant to Article 3, at any time and from time to time from and including the Closing Date to but excluding the Revolving Credit Termination Date. Notwithstanding the foregoing, no Letter of Credit shall be issued if immediately thereafter (i) the aggregate principal amount of the Revolving Credit Loans outstanding plus the L/C Obligations shall exceed the lesser of (x) the Revolving Credit Borrowing Base and (y) the aggregate amount of the Revolving Credit Commitments at such time or (ii) the L/C Obligations shall exceed $6,000,000. Each Letter of Credit shall expire no later than the Revolving Credit Termination Date. All L/C Obligations shall be paid on or prior to the Revolving Credit Termination Date.

            (3) Commitments. Notwithstanding anything contained in this Agreement to the contrary, (i) at no time shall the sum of the aggregate principal amount of all Loans outstanding and all L/C Obligations exceed the aggregate amount of the Revolving Credit Commitments and (ii) at all times the aggregate principal amount of all outstanding Loans made by each Lender hereunder shall equal the product of (x) its Revolving Credit Commitment Percentage and (y) the aggregate principal amount of all Loans outstanding.

            (4) Types of Loans. The Loans may be outstanding as Prime Rate Loans or Libor Rate Loans (each a "type" of Loans). Each type of Loan of each Lender shall be made and maintained at such Lender's Lending Office for such type of Loans.

      Section 1.4 The Notes. The Revolving Credit Loans of each Lender shall be evidenced by a single Revolving Credit Note in favor of such Lender.

      Section 1.5 Purpose. The Borrowers shall use the proceeds of the Revolving Credit Loans solely for (a) repayment of outstanding indebtedness under the Coast Business Credit Facility, (b) repayment of outstanding indebtedness to the Lancer Group, (c) repayment of outstanding indebtedness of NSI to Fleet National Bank, (d) general corporate purposes including working capital and to issue letters of credit as provided hereunder and (e) for general corporate purposes. Such proceeds shall not be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U, or extending credit to others for the purpose of purchasing or carrying any margin stock.

      Section 1.6 Borrowing Procedures. Cross Media shall give the Agent notice of each borrowing to be made, and each Letter of Credit to be issued, hereunder as provided in Section 2.08. With respect to each borrowing, not later than 12:00 noon New York, New York time on the date specified for such borrowing hereunder, each Lender shall, through its Lending Office, subject to the conditions of this Agreement, make the amount of the Loan to be made by it on such date available to the Agent at the Principal Office.

      Section 1.7 Optional Prepayments and Conversions. The Borrowers shall have the right to make prepayments of principal without penalty or premium (other than compensation payable in accordance with Article 4), or to convert one type of Loan into another type of Loan, at any time or from time to time; provided that (a) Cross Media shall give the Agent notice of each such prepayment or conversion as provided in Section 2.08; and (b) Libor Rate Loans may be prepaid or converted only on the last day of an Interest Period for such Loans unless the Borrowers agree to provide to the Agent for the account of each Lender compensation in accordance with Section 4.05.

      Section 1.8 Mandatory Prepayments.

            (1) Borrowing Base; Commitments Exceeded. If at any time the aggregate principal amount of all Revolving Credit Loans outstanding plus the L/C Obligations shall exceed the lesser of (x) the Revolving Credit Borrowing Base and (y) the aggregate amount of the Revolving Credit Commitments at such time, the Borrowers shall repay the Lenders forthwith such amounts as may be necessary to eliminate such excess (and if prepayment on such date would cause Borrowers to incur costs pursuant to Section 4.05, the Borrowers shall deposit with the Agent, until such prepayment can be made or such additional costs avoided, sufficient cash collateral (which cash collateral shall be held by the Agent in an interest bearing account) to cover such excess which shall be withdrawn by the Agent upon the expiration of the applicable Interest Period to eliminate such excess and any remaining funds on deposit in the cash collateral account shall be paid to the Borrowers, it being understood that so long as any such funds are on deposit interest shall continue to accrue on the outstanding Loans), and the failure of the Borrowers to make such payment shall constitute an Event of Default.


      Section 1.9 Interest Periods; Renewals. (a) In the case of each Libor Rate Loan, Cross Media shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (i) no Interest Period may extend beyond the Revolving Credit Termination Date; (ii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available; and (iii) no more than eight Interest Periods for Loans of any Lender may be outstanding at any one time.

            (1) Upon notice to the Agent as provided in Section 2.08, Cross Media may renew any Libor Rate Loan on the last day of the Interest Period therefor as the same type of Loan with an Interest Period of the same or different duration in accordance with the limitations provided above. If Cross Media shall fail to give notice to the Agent of such a renewal, such Libor Rate Loan shall automatically become a Prime Rate Loan on the last day of the current Interest Period for such Libor Rate Loan.

      Section 1.10 Certain Notices. Notices by Cross Media to the Agent of each borrowing pursuant to Section 2.04, each prepayment or conversion pursuant to
Section 2.05 and each renewal pursuant to Section 2.07(b): (i) shall be irrevocable; (ii) in the case of borrowings and prepayments of, conversions into and renewals of Prime Rate Loans, shall be effective only if received by the Agent not later than 12:00 noon New York, New York time on the same Business Day; (iii) in the case of borrowings and prepayments of, conversions into and (in the case of Libor Rate Loans) renewals of Libor Rate Loans, shall be effective only if received by the Agent not later than 12:00 noon New York, New York time three Business Days prior to such borrowing, prepayment, conversion or renewal. Each such notice shall specify the type of the Loans to be borrowed, prepaid, converted or renewed and the amount thereof (subject to Section 2.09) (and, in the case of a conversion, the type of Loan to result from such conversion, and, in the case of a Libor Rate Loan, the Interest Period therefor), the date of the borrowing or prepayment, or conversion or renewal (which shall be a Business Day). The Agent shall promptly notify the Lenders of the contents of each such notice.

      In order to request the issuance of a Letter of Credit, Cross Media shall deliver to the Agent a completed and duly executed Application. The procedure with respect to any Letter of Credit issued or requested to be issued hereunder shall otherwise be as set forth in Article 3. The Agent, upon receipt of any Application shall promptly deliver to each Lender a copy thereof.

      Section 1.11 Minimum Amounts. Except for borrowings which exhaust the full remaining amount of the Commitments, or prepayments or conversions which result in the prepayment or conversion of all Loans of a particular type or conversions made pursuant to Section 4.04, each borrowing, prepayment, conversion and renewal of principal of Loans of a particular type shall be in an amount not less than (i) $100,000 in the aggregate in the case of Prime Rate Loans and (ii) $750,000 in the aggregate (plus increments of $100,000 in excess thereof) in the case of Libor Rate Loans unless such minimum amount is waived by the Required Lenders (borrowings, prepayments, conversions or renewals of or into Loans of different types or, in the case of Libor Rate Loans having different Interest Periods at the same time hereunder to be deemed separate borrowings, prepayments, conversions and renewals for the purposes of the foregoing, one for each type and one for each Interest

Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Libor Rate Loans having concurrent Interest Periods shall be at least equal to $750,000.

      Section 1.12 Interest.

            (1) Subject to the other terms and conditions of this Agreement, interest on each Loan shall be calculated, at Cross Media's option, in one or more of the following manners: (A) a variable interest rate equal to the Prime Rate plus the Prime Rate Applicable Margin, and (B) subject to availability, at Cross Media's request with respect to Libor Rate Loans, the Libor Rate plus the Libor Rate Applicable Margin.

            (2) Interest shall accrue on the outstanding and unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is due. While an Event of Default is continuing, interest shall accrue at the Default Rate on the outstanding principal amount of any Loan and any other amount payable by the Borrowers hereunder (to the extent such amount is past due), under any Note or under any other Facility Document (including the amount of any interest due thereon) to the fullest extent permitted by law from and including such due date to but excluding the date such amount is paid in full or such Event of Default is cured or waived.

            (3) Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind. Interest on each Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify Cross Media and the Lenders in writing of such determination.

            (4) All accrued interest shall be paid in arrears (i) for each Prime Rate Loan on the last Business Day of each Fiscal Quarter commencing on the first such date after such Loan; and (iv) for each Libor Rate Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of the Agent. In addition, at the time of conversion of any Loan, all accrued interest shall be due and payable. Notwithstanding anything to the contrary contained herein, all interest shall become due and payable upon the maturity (whether as scheduled or as accelerated or otherwise) of the Loans.

      Section 1.13 Fees.

            (1) Up Front Fee. The Borrowers shall pay to the Agent for the ratable account of each Lender (based on its Commitment Percentage) an up-front fee equal to $175,000, which shall be due and payable on the Closing Date.

            (2) Commitment Fee. The Borrowers shall pay to the Agent for the account of each Lender (based on its Revolving Credit Commitment Percentage thereof) a commitment fee on the daily average of the Availability, for the period from and including the Closing Date to the earlier of the date the Revolving Credit Commitments are terminated or the Revolving Credit Termination Date at the Commitment Fee Applicable Margin (as indicated in the definition of "Applicable Margin"), calculated on the basis of a year of 360 days for the actual number of days elapsed ("Commitment Fee"). The accrued Commitment Fee shall be due and payable in arrears on the last Business Day of each Fiscal Quarter, commencing on the first such date after the Closing Date. Notwithstanding anything to the contrary, no Lender shall be entitled to receive any Commitment Fee for any day that any such Lender fails or refuses (or has failed or refused) to make a Revolving Credit Loan as required by this Agreement, regardless of whether such Lender subsequently makes such Revolving Credit Loan, and the Commitment Fee payable by Borrowers shall be calculated accordingly.

            (3) Standby Letter of Credit Fees. The Borrowers shall pay to the Agent for the account of each Lender (based on its Revolving Credit Commitment Percentage) Letter of Credit fees equal to the LIBOR Rate Applicable Margin multiplied by the face amount of each Standby Letter of Credit issued hereunder and outstanding, collected on the basis of a year of 360 days for the actual number of days elapsed, such fees to be payable in four (4) calendar quarterly payments based on the face amount of such Letter of Credit on the first day of each such calendar quarter, the first payment to be made upon issuance of each such Letter of Credit.

            (4) Letter of Credit Processing Fees. In addition to the fees set forth in Section 2.11(c), the Borrowers agree to pay, upon demand, the customary fees, charges and expenses of the Issuing Lender in connection with the issuance and processing of Letters of Credit, including Documentary Letters of Credit.

            (5) Other Fees. The Borrowers shall pay to the Agent such other fees as set forth in a separate written agreement entered into between the Borrowers and the Agent.

      Section 1.14 Payments Generally. All payments under this Agreement, the Notes and the other Facility Documents shall be made by the Borrowers to the Agent at 1185 Avenue of the Americas, New York, NY 10036, or such other place as Agent may from time to time specify in writing in lawful currency of the United States of America in immediately available funds, without counterclaim or set off and free and clear of, and without deduction or withholding for, any taxes or other payments, not later than 12:00 noon New York, New

York time on the relevant dates specified herein (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day) by, unless the Agent agrees to accept payment by other means, the debiting by the Agent for the account of the applicable Lending office of each Lender, of the amount of any such payment from any ordinary deposit account of the Borrowers with the Agent. Cross Media shall, at the time of making each optional payment under this Agreement, any Note or any other Facility Document, and in addition to any notice required by Section 2.08, specify to the Agent the principal or other amount payable by the Borrowers under this Agreement, such Note or such other Facility Document to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Agent may apply such payment as provided in
Section 10.04). If the due date of any payment under this Agreement, any Note or any other Facility Document would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day (unless, in the case of a Libor Rate Loan, such extension would carry such due date into another calendar month, in which event such payment shall be due on the immediately preceding Business Day) and interest shall be payable for any principal so extended for the period of such extension. Each payment received by the Agent hereunder, under any Note or under any other Facility Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender's Lending Office.

            All payments shall be applied first to the payment of all fees, expenses and other amounts due the Agent and/or the Lenders (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after the occurrence of a Default or an Event of Default, payments will be applied as set forth in Section 10.04.

                                   ARTICLE III

                                LETTERS OF CREDIT

      Section 1.15 L/C Commitment.

            (1) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the Lenders set forth in Section 3.03
(a) and the agreements of the Borrowers contained herein, agrees to issue Letters of Credit for the account of the Borrowers or any Subsidiary on any Business Day during the term of the Revolving Credit Commitments in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall not issue any Letter of Credit if, after giving effect to such issuance, the conditions of Section 2.01 (b) and (c) would not be satisfied; and provided, further, that no Letter of Credit shall be issued in a face amount of less than $20,000.00.

            (2)   Each Letter of Credit shall (i) be denominated in Dollars; and
(ii) expire no later than the Revolving Credit Termination Date.

            (3) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

            (4) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Law.

            (5) The responsibility of the Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit and otherwise comply with the Uniform customs.

      Section 1.16 Procedure for Issuance of Letters of Credit. Cross Media may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and Cross Media. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrowers promptly following the issuance thereof.

      Section 1.17 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in the Issuing Lender's obligations and rights (other than any rights of the Issuing Lender to receive, pursuant to Section 2.11(d), the customary fees, charges and expenses of the Issuing Lender in connection with issuing or processing of Letters of Credit) under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower or a Revolving Credit Loan is not made by such L/C Participant, in each case in accordance with the terms of this Agreement, such L/C Participant shall, within three (3) Business Days, pay to the Issuing Lender at 1185 Avenue of the Americas, New York, NY 10036, in Dollars and in immediately available funds, an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed or financed with a Revolving Credit Loan.

            (1) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.03 (a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is not paid to the Issuing Lender on the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, an amount equal to the product of (i) such amount and (ii) the daily average Federal Funds Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender multiplied by (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 365. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

            (2) Except to the extent that the amount paid under any Letter of Credit is financed with a Revolving Credit Loan pursuant to Section 3.04, whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.03(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of Collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender shall distribute to such L/C Participant its pro rata share thereof provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

      Section 1.18 Reimbursement; Obligations of Borrowers. (a) The Borrowers agree to, jointly and severally, reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrowers of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other out-of-pocket costs or expenses incurred by the Issuing Lender in connection with such payment (exclusive and without duplication of any such fees, charges and expenses paid under Section 2.11(d)). Unless such amounts are paid by the Borrowers on the date of such notice and provided that a Revolving Credit Loan in such amount may be made pursuant to this Agreement, each drawing honored by the Issuing Lender, to the extent of the Availability, shall constitute a request to the Lenders for a Revolving Credit Loan in such amount, bearing interest at the Prime Rate pursuant to Sections 2.04 and 2.08. If a Revolving Credit Loan in such amount may not be made pursuant to this Agreement, such amount is to be paid by the Borrowers on the date of such notice.

            Each Borrower hereby agrees at all times to protect, indemnify and save harmless, and reimburse upon demand, the Issuing Lender and the Issuing Lender's correspondents and agents and each L/C Participant from and against any and all claims, actions, suits and other legal proceedings, and from and against any and all losses, claims, demands, liabilities, damages, costs, charges, reasonable counsel fees and other expenses which the Issuing Lender or the Issuing Lender's correspondents or agents or such L/C Participant may, at any time, sustain or incur by reason of or in consequence of or arising out of the issuance of the Letters of Credit, it being the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuing Lender and the Issuing Lender's correspondents and agents and each L/C Participant against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including without limitation, any and all risks of the acts of omissions whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts and omissions, herein called the "Government Acts"). The Issuing Lender and the L/C Participants shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any draft under any Letter of Credit as a result of any Government Acts any other cause beyond the Issuing Lender's control or the control of the Issuing Lender's correspondents or agents, or, if the Issuing Lender, in the Issuing Lender's sole judgment, determines such payment would violate any applicable Law. Notwithstanding anything to the contrary contained in this Agreement, the Borrowers shall not be required to indemnify the Issuing Lender, its correspondents or agents under the terms of this paragraph to the extent any otherwise covered losses, claims, etc. arise from the gross negligence or willful misconduct of any such indemnified party.

            (1) Interest shall be payable at the Prime Rate, plus the Prime Rate Applicable Margin (or, if any Event of Default shall have occurred and be continuing, at the Default Rate) on any amount remaining unpaid by the Borrowers under Section 3.04(a) from the date such amount becomes payable until the earlier of (i) the date of payment in full by the Borrowers of such amount, or (ii) the date any Revolving Credit Loan is made with respect to such amount.

            (2) Each payment made pursuant to this Article 3 shall be made to the Issuing Lender at 1185 Avenue of the Americas, New York, NY 10036, or such other address as the Issuing Lender may indicate in writing for such purpose, in Dollars and in immediately available funds.

      Section 1.19 Obligations Absolute. (a) The Borrowers' obligations under this Article 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrowers may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit.

            (1) Each Borrower agrees with the Issuing Lender that the Issuing Lender and the L/C Participants shall not be responsible for, and the Borrowers' reimbursement obligations under this Article 3 shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred, or (iii) any claims whatsoever of any of the Borrowers against any beneficiary of such Letter of Credit or any such transferee, or (iv) any inability or failure of any Lender to make a Revolving Credit Loan pursuant to Section 3.04(a).

            (2)   Notwithstanding anything to the contrary contained in this
Section 3.05 or otherwise in this Agreement, but subject to the specific provisions of subsection (b) above, the Borrowers' obligations under this
Article 3 shall be subject to, and the Borrowers shall have no liability for, any losses, claims, damages, costs, fees or expenses of Issuing Lender or any of its correspondents or agents to the extent any such losses, etc. arise from, the gross negligence or willful misconduct of Issuing Lender, its correspondents or agents.

      Section 1.20 Conflict. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Article 3, the provisions of this Article 3 shall apply.

      Section 1.21 Documents. Except insofar as instructions to the contrary have been previously given by Cross Media in writing to the Issuing Lender, the Issuing Lender and any of its correspondents or agents may receive and accept as "Bills of Lading" under any Letter of Credit any documents issued or purporting to be issued by or on behalf of any carrier which acknowledges receipt of property for transportation, whatever the specific provisions of such documents, and the date of each such document shall be deemed the date of shipment of the property mentioned therein; and the Issuing Lender may receive and accept as documents of insurance either insurance policies or insurance certificates. Commercial invoices presented under any Letter of Credit may be referred to for the description of the goods; unless otherwise specified in the related application, wherever the goods are described in other documents, description in general terms is acceptable.

      Section 1.22 Partial Shipments. Except insofar as instructions to the contrary have been previously given by a Borrower in writing to the Issuing Lender, the Borrowers agree that partial shipments may be made under any Documentary Letter of Credit and the Issuing Lender may honor the related drafts; and if any Documentary Letter of Credit specifies shipments in installments within stated periods, and the shipper fails to ship in any designated period, such Documentary Letter of Credit shall cease to be available for that or any subsequent installment at the Issuing Lender's discretion.

      Section 1.23 Extensions, Increases and Other Modifications to Letters of Credit. The Borrowers agree that in the event of (i) any extension of the maturity or time for presentation of drafts, acceptances or documents, (ii) any increase in the amount of any Letter of Credit or (iii) any other modification of the terms of any Letter of Credit, in each case at the request of Cross Media and whether with or without notification to any other Person, this Agreement shall be binding upon the Borrowers with regard to the Letter of Credit so extended, increased or otherwise modified, to drafts, documents and property covered thereby, and to any action taken or omitted to be taken by the Issuing Lender or any of the Issuing Lender's correspondents or agents in accordance with such extension, increase or other modification. Any such extension, increase or other modification shall, for purposes of this Agreement, be deemed issuance of a new Letter of Credit.

      Section 1.24 Limitations of Liability. The users of each Letter of Credit shall be deemed to be the Borrowers' agents and the Borrowers assume all risks of their acts and omissions and all risks of misuse of each Letter of Credit.

            Neither the Issuing Lender nor the Issuing Lender's correspondents or agents nor any L/C Participant shall be responsible for, and the Borrowers' reimbursement obligations under this Article 3 shall not be affected by, among other things, (i) the existence, character, quality, quantity, condition, packing, value or delivery of the property purporting to be represented by documents; (ii) for any difference in character, quality, quantity, condition, packing or value of the property from that expressed in documents; (iii) for the time, place, manner or order in which shipment is made; (iv) for partial or incomplete shipment or failure or omission to ship any or all of the property referred to in any Letter of Credit; (v) for the character, adequacy, validity, or genuineness of any insurance; (vi) for the solvency or responsibility of any insurer, or for any other risk connected with insurance; (vii) for any deviation from instructions, delay, default or fraud by the shipper or anyone else in connection with the property or the shipping thereof; (viii) for the solvency, responsibility or relationship to the property of any party issuing any documents in connection with the property; (ix) for delay in arrival or failure to arrive of either the property or any of the documents relating thereto; (x) for delay in giving or failure to give notice of arrival or any other notice; (xi) for any breach of contract between the shippers or vendors and any of the Borrowers; (xii) for any Laws which may be effective in jurisdictions of negotiation and/or payment of any Letter of Credit; (xiii) for failure of any draft to bear any reference or adequate reference to any Letter of Credit, or failure of documents to accompany any draft at negotiation, or failure of any Person to note the amount of any draft on the reverse of any Letter of Credit or to surrender or take up any Letter of Credit (unless specifically required on the face and by the terms of the Letter of Credit) or to send forward documents apart from drafts as required by the terms of the Letter of Credit; (xiv) for errors, omissions, interruptions or delays in transmission, or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they be in cipher; (xv) any error, neglect or default of any of the Borrower's correspondents or agents; or (xvi) the validity, accuracy or genuineness of drafts, documents or required statements, even if such drafts, documents or statements should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged and notwithstanding that a Borrower shall have notified the Issuing Lender or any L/C Participant thereof.

            If any Letter of Credit provides that payment is to be made by the Issuing Lender's correspondent, neither the Issuing Lender nor such correspondent shall be responsible for the failure of any of the documents specified in such Letter of Credit to come into the Issuing Lender's hands or for any delay in connection therewith, and the Borrowers' obligations shall not be affected by such failure or delay in the receipt by the Issuing Lender of any such documents. In furtherance and extension and not in limitation of the specified provisions hereinbefore set forth, the Borrowers agree that any action taken or omission to act by the Issuing Lender or by any correspondent or agent of the Issuing Lender under or in connection with any Letter of Credit or the relative drafts, documents or property, if taken or done in good faith, shall be binding on the Borrower and shall not put the Issuing Lender or the Issuing Lender's correspondents or agents under any resulting liability to the Borrowers.

      Section 1.25 Compliance with Regulations; Licenses; Insurance. Each Borrower agrees to procure promptly any necessary import and export or other licenses for the import or export or shipping of any property relating to any Letter of Credit and to comply in all material respects with all applicable Laws in regard to the shipment of the property or the financing thereof, and to furnish such certificates in that respect as the Issuing Lender may at any time require, and to keep the property adequately covered by insurance satisfactory to the Issuing Lender, and to assign the policies or certificates of insurance to the Issuing Lender, or to make the loss or adjustment, if any, payable to the Issuing Lender, at the option of the Issuing Lender; and to furnish to the Issuing Lender upon demand evidence of acceptance by the insurers of such assignment. Should the insurance upon such property for any reason be unsatisfactory to the Issuing Lender, the Issuing Lender may, at the Borrowers' expense, obtain insurance on such property satisfactory to the Issuing Lender.

      Section 1.26 Violations of Law. In the event that any action taken under or in connection with any Letter of Credit could, in the Issuing Lender's sole judgment, have the effect of violating any applicable Law, the Issuing Lender may take or refuse to take any action as it deems necessary, including dishonoring any draft or acceptance presented hereunder, and the Issuing Lender shall be indemnified and held harmless by the Borrowers from any claim arising out of such action or inaction on the part of the Issuing Lender.

      Section 1.27 Law and Regulations; Additional Payments. If any future Law or the future interpretation of any existing or future law by any Governmental Authority, or compliance by the Issuing Lender or any L/C Participant with any future request or directive (whether or not having the force of law) of any such Governmental Authority, or the Issuing Lender's or L/C Participant's reasonable action in anticipation thereof to enable the Issuing Lender or L/C/ Participant to comply therewith, either (i) imposes, modifies or deems applicable or results in the application of, any reserve, special deposit, capital maintenance, capital ratio or similar requirement against Letters of Credit (or participations therein) or (ii) imposes on the Issuing Lender or any L/C Participant any other condition regarding this Agreement or the Letters of Credit, and the result thereof is to increase the cost to the Issuing Lender or any L/C Participant of issuing or maintaining, or to impose or increase upon the Issuing Lender or any L/C Participant any capital requirement applicable as a result of the issue or maintenance of, any Letters of Credit (or participations therein) or the reimbursement obligations of the Borrowers hereunder, or to reduce the amounts receivable by the Issuing Lender or any L/C Participant hereunder (which increase in cost or increase in or imposition of capital requirements or reduction in amounts receivable may be determined by the Issuing Lender's reasonable allocation of the aggregate of such costs increases, capital increases or impositions or reductions in amounts receivable) then, provided that the Issuing Lender or applicable L/C Participant demands similar increased costs with respect to all other similarly affected letters of credit across the portfolio of such Issuing Lender or L/C Participant, upon demand by the Issuing Lender or such L/C Participant, the Borrowers shall immediately pay to the Issuing Lender (for itself or for the benefit of any affected L/C Participant) from time to time as specified by the Issuing Lender, additional commissions which shall be sufficient to compensate the Issuing Lender or such L/C Participant or such L/C Participant for such increased cost or increase in (or imposition of) capital requirements or reduction in amounts receivable by the Issuing Lender or such L/C Participant together with interest on each such amount from the date demanded until payment in full thereof at the Prime Rate, plus the Prime Rate Applicable Margin (or, if any Event of Default shall have occurred and be continuing, at the Default Rate). Notwithstanding anything to the contrary contained in this Agreement, the Borrowers shall have no liability for any increased costs otherwise accruing more than 90 days prior to the receipt by the Borrowers of written notice from the Issuing Lender or L/C Participant concerning such increased costs. The Borrowers shall pay such increased costs within five (5) Business Days of receipt of such a written notice. A certificate setting forth in reasonable detail the increased cost, reduction in all amounts receivable or amounts necessary to compensate the Issuing Lender or L/C Participant as a result of an increase in (or imposition of) capital requirements submitted by the Issuing Lender or such L/C Participant to Cross Media shall be conclusive, absent manifest error, as to the amount thereof. Notwithstanding anything to the contrary contained in this Agreement,
(a) nothing in
this section shall require the Borrowers to compensate the Issuing Lender or any L/C Participant for any changes in tax law that would increase the amount of general income taxes payable by such Issuing Lender or L/C Participant, and (b) the Issuing Lender and each L/C Participant shall take all reasonable steps to avoid such increased cost, etc., including where reasonable changing the office handling the account.

      Section 1.28 Compliance with Letters of Credit. Notwithstanding anything to the contrary contained in this Article 3 or otherwise in this Agreement, but subject to the specific provisions of Sections 3.05(b) and 3.10, the Issuing Lender, its correspondents and its agents shall at all times be required to comply with the facial requirements of each Letter of Credit, including, if applicable, requiring the delivery of documents, which on their face comply with the requirements of the face of the Letter of Credit before honoring any draws on any Letter of Credit.


                                   ARTICLE IV

                       YIELD PROTECTION; ILLEGALITY; ETC.

      Section 1.29 Additional Costs.

            (1) The Borrowers shall jointly and severally pay directly to each Lender from time to time on demand such amounts as such Lender may determine to be necessary to compensate it for any increased costs which such Lender determines are attributable to its making or maintaining any Libor Rate Loans under this Agreement or its Notes or its obligation to make any such Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change relating to any such Loans or such obligation which: (i) changes the basis (but not the rate) of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (other than franchise, and capital, branch profits taxes or taxes imposed with respect to the net income of such Lender or of its Lending Office for any of such Loans by the jurisdiction in which such Lender is organized or has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any of such Loans or any deposits referred to in the definition of "Libor Rate" in Section 1.01); provided that no such compensation shall be payable to the extent that the Libor Rate has been adjusted to account for such increased cost; or (iii) imposes any other similar condition affecting this Agreement or such Lender's Notes (or any of such extensions of credit or liabilities); provided that such Lender demands similar Additional Costs with respect to all other similarly affected loan facilities across its portfolio. Each Lender will notify Cross Media in writing of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 4.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation provided that, the Borrowers shall have no liability for any such Additional Costs otherwise accruing more than 90 days prior to the receipt by Cross Media of the written notice concerning such Additional Costs. The Borrowers shall pay any such Additional Costs within five (5) Business Days of receipt of such a written notice. If any Lender requests compensation from the Borrowers under this Section 4.01(a), or under Section 4.01(c), Cross Media may, by notice to such Lender (with a copy to the Agent), require that such Lender's affected Loans with respect to which such compensation is requested be converted in accordance with Section 4.04. If any taxes are imposed for which the Borrowers would be required to make a payment under this Section 4.01, the Lender shall attempt to avoid or reduce such taxes by taking any appropriate action (including, without limitation, assigning its rights hereunder to a related entity or a different Lending Office) if such action will not, in the reasonable judgment of the Lender, be disadvantageous to such Lender and provided that the Borrowers pay any Additional Costs resulting from such action and the out-of-pocket costs and expenses of such Lender in undertaking such action. The term "Lender" as used in this Section 4.01(a) shall include, if applicable, such Lender's parent holding company.

            (2) Without limiting the effect of the foregoing provisions of this Section 4.01 (but without duplication), in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Libor Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Libor Rate Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrowers (with a copy to the Agent), the obligation of such Lender to make or renew Libor Rate Loans and to convert Prime Rate Loans hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all affected Libor Rate Loans held by such Lender then outstanding shall be converted in accordance with Section 4.04).

            (3) Without limiting the effect of the foregoing provisions of this Section 4.01 (but without duplication), the Borrowers shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender for any costs of capital which it determines are attributable to the maintenance by it pursuant to the adoption, effectiveness or implementation of, or any change in, any Law of any jurisdiction or any written interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any governmental authority in respect of its Loans hereunder or its obligation to make Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Lender to a level below that which it could have achieved but for such Law, interpretation, directive or request). Each Lender will notify Cross Media in writing if it is entitled to compensation pursuant to this Section 4.01(c) as promptly as practicable after it determines to request such compensation, but in no event shall a Lender be entitled to reasonable compensation for any period in excess of 90 days prior to the date of such notice. The Borrower shall pay on such additional compensation within five (5) Business Days of receipt of such written notice.

            (4) Determinations and allocations by a Lender for purposes of this Section 4.01 of the effect of any Regulatory Change pursuant to subsections
(a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans or its obligation to make Loans, or on amounts receivable by, or the rate of return to, it in respect of Loans or such obligation, and of the additional amounts required to compensate such Lender under this Section 4.01, shall be set forth in certificates, signed by an officer of such Lender, delivered to Cross Media and the Agent. Such certificates shall include the amount required to be paid by the Borrowers to such Lender and the computations made by such Lender to determine such amount. Any such determination and allocation shall be conclusive, absent demonstrable error, provided that such determinations and allocations are made on a reasonable basis.

      Section 1.30 Limitation on Libor Rate Loans. Anything herein to the contrary notwithstanding, if:

            (1) the Agent reasonably determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Libor Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any Libor Rate Loans as provided in this Agreement; or

            (2) the Required Lenders reasonably determine (which determination shall be conclusive, absent demonstrable error) and notify the Agent in writing that the relevant rates of interest referred to in the definition of "Libor Rate" in Section 1.01 upon the basis of which the rate of interest for any Libor Rate Loans are to be determined do not adequately cover the cost to the Lenders of making or maintaining such Loans;

then the Agent shall give Cross Media and such Lender prompt written notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make or renew affected Libor Rate Loans, or to convert Prime Rate Loans into affected Libor Rate Loans and the Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding affected Libor Rate Loans, either prepay such Libor Rate Loans or convert such Libor Rate Loans into another type of Loan in accordance with Section 2.05.

      Section 1.31 Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Lender or its Lending Office to honor its obligation to make, maintain or renew Libor Rate Loans hereunder or convert Prime Rate Loans into Libor Rate Loans, then such Lender shall promptly notify Cross Media thereof in writing (with a copy to the Agent) and such Lender's obligation to make, maintain or renew Libor Rate Loans and to convert Prime Rate Loans into Libor Rate Loans hereunder shall be suspended until such time as such Lender may again make, maintain or renew such Libor Rate Loans and convert Prime Rate Loans into Libor Rate Loans, and such Lender's outstanding Libor Rate Loans, as the case may be, shall be converted into Prime Rate Loans in accordance with Section 4.04.

      Section 1.32 Certain Conversions Pursuant to Sections 4.01 and Section
4.03. If Libor Rate Loans are to be converted pursuant to Section 4.01 or
Section 4.03, such Lender's Libor Rate Loans shall be automatically converted into Prime Rate Loans on the last day(s) of the then current Interest Period(s) for such Lender's Libor Rate Loans (or in the case of a conversion required by Section 4.03, on such earlier date as such Lender may specify in writing to Cross Media with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.01 or
Section 4.03 which gave rise to such conversion no longer exist:

            (1) to the extent that such Lender's Libor Rate Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Libor Rate Loans shall be applied instead to its Prime Rate Loans; and

            (2) all Loans which would otherwise be made or renewed by such Lender as Libor Rate Loans shall be made instead as Prime Rate Loans and all Loans of such Lender which would otherwise be converted into Libor Rate Loans shall not be so converted.

If such Lender gives written notice to Cross Media (with a copy to the Agent) that the circumstances specified in Section 4.01 or Section 4.03 which gave rise to the conversion of such Lender's Libor Rate Loans pursuant to this Section
4.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Libor Rate Loans are outstanding, such Lender's Prime Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Libor Rate Loans to the extent necessary so that, after giving effect thereto, all Libor Rate Loans held by the Lenders holding Libor Rate Loans, and by such Lender are held pro rata (as to principal amounts, types and Interest Periods) in accordance with their respective Commitments.

      Section 1.33 Certain Compensation. Subject to each Lender's reasonable efforts to mitigate such losses, costs and expenses, the Borrowers shall jointly and severally pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or reasonable expense which such Lender determines is attributable to:

            (1) any payment, prepayment, conversion or renewal of a Libor Rate Loan made by such Lender on a date other than the last day of an Interest Period for such Loan (whether by reason of acceleration or otherwise); or

            (2) any failure by the Borrowers to borrow, convert into or renew a Libor Rate Loan to be made, converted into or renewed by such Lender on the date specified therefor in the relevant notice under Sections 2.04, 2.05 or 2.07, as the case may be.

Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, converted or renewed or not borrowed, converted or renewed for the period from and including the date of such payment, prepayment or conversion or failure to borrow, convert or renew to but excluding the last day of the then current Interest Period for such Libor Rate Loan (or, in the case of a failure to borrow, convert or renew, to but excluding the last day of the Interest Period for such Libor Rate Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Libor Rate Loan provided for herein; over (ii) the amount of interest (as reasonably determined by such Lender) such Lender would have bid in the London interbank market for Dollar deposits for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Lender as to the amounts payable pursuant to this
Section 4.05 shall be conclusive absent demonstrable error.

      Section 1.34 Lending Office Designations. Before giving any notice to Cross Media pursuant to Section 4.01, 4.02 or Section 4.03, a Lender shall, if possible, designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.


                                    ARTICLE V

                              CONDITIONS PRECEDENT

      Section 1.35 Conditions Precedent to All Loans and Letters of Credit. The obligations of the Lenders to make any Loan (including by means of conversion or renewal of Loans), the obligations of the Issuing Lender to issue Letters of Credit, and all other obligations of the Agent, the Lenders and the Issuing Lender to the Borrowers, are subject to the satisfaction of the following conditions precedent:

            (1)   the Agent shall have received a timely notice as required by
Section 2.04, or an Application as required by Section 3.01;

            (2) each Lender that has not previously received an appropriate Note shall have received a duly executed Note payable to its order and otherwise complying with the provisions of this Agreement;

            (3) the representations and warranties of the Obligors contained in this Agreement and each other Facility Document shall be true and correct in all material respects on the date of such Loan or issuance of such Letter of Credit or performance of obligation as though made on and as of such date (provided that any representations and warranties which speak to a specific date shall remain true and correct in all material respects as of such specific date);

            (4) all agreements and conditions required to be performed and complied with by any Obligor under this Agreement or any other Facility Document by such date shall have been performed and complied with in all material respects to the reasonable satisfaction of the Agent and its counsel by such Obligor;

            (5) the Agent shall have received all fees and other amounts due and payable by the Obligors under the Facility Documents; and

            (6) no Default or Event of Default shall have occurred and be continuing, or would occur as a result of the making of such Loan, the issuance of such Letter of Credit or the performance of such obligation.

      Section 1.36 Documentary Conditions Precedent to Initial Loans and Initial Letters of Credit. The obligations of the Lenders to make any initial Loan, the obligation of the Issuing Lender to issue any Letter of Credit on the Closing Date, and all other obligations of the Agent, the Lenders and the Issuing Lender to the Borrowers on the Closing Date are subject to the satisfaction of the following documentary conditions precedent:

The Agent shall have received, in form and substance satisfactory to the Agent and its counsel:

            (1) Credit Agreement: one counterpart of this Agreement for each Lender, duly executed by the Borrowers;

            (2) Notes: a Note for each Lender, duly executed by the Borrowers, for each Loan to be made by such Lender;

            (3) Guaranty: the Guaranty, duly executed by each of the Guarantors;

            (4) Pledge Agreement: the Pledge Agreement, duly executed by Cross Media, together with (i) financing statements duly filed under the UCC of each jurisdiction necessary or, in the opinion of the Agent, desirable to perfect the Liens created by the Pledge Agreement, (ii) copies of searches identifying all of the financing statements on file with respect to Cross Media in all jurisdictions referred to under clause (i) of this
Section 5.02 (d) indicating that no party claims an interest in and to the Collateral purported to be covered by the Pledge Agreement and (iii) stock certificates representing all of the outstanding capital stock of the Subsidiaries to be pledged by Cross Media pursuant to the Pledge Agreement together with undated stock powers executed in blank;

            (5) Security Agreement: the Security Agreement, duly executed by each of the Borrowers and each of their respective Subsidiaries organized within the United States of America, together with (i) financing statements duly filed under the UCC of each jurisdiction necessary or, in the reasonable opinion of the Agent, desirable to perfect the Liens created by the Security Agreement;
(ii) executed copies of the termination statements to be filed under the UCC of each jurisdiction necessary to terminate the Liens of other Persons (other than Persons having Permitted Liens) in and to the Collateral purported to be covered by the Security Agreement; and (iii) copies of searches identifying all of the financing statements on file with respect to the Borrowers and each of their respective Subsidiaries in all jurisdictions referred to under clause (i) of this Section 5.02(e);

            (6) The Trademark Security Agreement: The Trademark Security Agreement for each of Cross Media, Media, NSI and eCoupons.com, Inc., duly executed by each of them;

            (7) NSI Employment Agreements: The Borrowers shall have delivered to the Agent copies of the executed employment agreement of each of the senior officers of NSI;

            (8) Termination of Existing NSI Credit Facility, including Letter of Credit. The outstanding obligations of NSI to Fleet National Bank with respect to their existing credit facility shall have been repaid in full and the letter of credit for the benefit of Mr. Bud Pironti, in the face amount of $1,000,000, shall have been returned to the Agent for cancellation, and all other documents reasonably requested by Fleet National Bank to effectuate the cancellation and termination of such credit facility and letter of credit shall have been executed by NSI and/or Mr. Pironti as the case may be;

            (9) Lockbox Accounts: Agent shall have received a duly executed Lockbox Agreement with respect to each Lockbox Account, for collecting or servicing the Receivables;

            (10) Other Facility Documents: each other Facility Document, duly executed by the appropriate Borrowers, Subsidiaries and such other parties thereto (other than the Agent or the Lenders), as the case may be;

            (11)  Possession Collateral: all Possession Collateral;

            (12) Opinions: the legal opinion of Blank Rome Comisky & McCauley LLP, in form and substance reasonably acceptable to the Agent and its counsel;

            (13) Consents and Acknowledgments: such consents or acknowledgments, with respect to the transactions hereunder, from each of the Borrowers, the Subsidiaries and such other Persons as the Agent may determine to be necessary or appropriate;

            (14) Officer's Certificate: a certificate of a duly authorized officer of each of the Borrowers, dated the Closing Date, stating that the representations and warranties contained in Article 6 and in the other Facility Documents are true and correct on such date as though made on and as of such date (provided that any representations and warranties which speak to a specific date shall remain true and correct as of such specific date), all agreements and conditions required to be performed and complied with by such date have been performed and complied with and that no Default or Event of Default has occurred and is continuing, or would occur as a result of the making of such Loan, the issuance of such Letter of Credit, or performance of such other obligation of the Lenders;

            (15) Resolutions: copies, certified as of the Closing Date by the Secretary or an Assistant Secretary of each Obligor, of resolutions of the Board of Directors of such Obligor authorizing the execution, delivery and performance by such Obligor of the Facility Documents to which it is a party and, if such Obligor is a Borrower, the borrowings and other extensions of credit hereunder, which certificate shall state that such resolutions have not been modified, rescinded or amended and are in full force and effect on the date of such certification;

            (16) Organization Documents; Incumbency: (i) copies of the certificate of incorporation or other formation documents of each Obligor, and all amendments thereto, certified as of a recent date by the Secretary of State of the state of organization of such Obligor; (ii) the certificate of said Secretary of State as to the due incorporation, valid corporate existence, good standing and charter documents on file of such Obligor, as of a recent date;
(iii) the certificate of the Secretary of State of each state in which such Obligor is required to qualify to do business as to due qualification to do business as a foreign entity and good standing of such Obligor, as of a recent date; (iv) the certificate of the Secretary or Assistant Secretary of such Obligor, dated the date hereof, certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation and by-laws or other formation documents of such Obligor, as in effect on the date of such certification, (B) that such certificate of incorporation has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above, and (C) the incumbency and signatures of the officers of such Obligor executing this Agreement or any other Facility Document on behalf of such Obligor; and (v) a certificate of another officer as to the incumbency and specimen signature: of the Secretary or Assistant Secretary executing the certificate pursuant to clause (v) above;

            (17) Insurance: evidence that the Borrowers and the Subsidiaries have obtained such policies of insurance (including flood insurance policies) with such insurance companies as are required to be maintained by Borrowers and the Subsidiaries pursuant to this Agreement and the other Facility Documents;

            (18) Evidence of Repayment and Termination of the Coast Business Credit Facility: receipt of a pay-off letter with respect to the Coast Business Credit Facility, and the termination of such facility and all Liens granted by any Obligor pursuant thereto and the payment of all fees, commissions and expenses payable in connection with such repayment and termination;

            (19) Borrowing Notice; Application: (i) for any initial Loans an initial Borrowing Notice of the Borrowers relating to the Loans to be made on the Closing Date together with a letter from the Borrowers containing wire transfer instructions and account information relating to the funds to be made available by the Lenders to the Borrowers on the Closing Date; and (ii) for any Letters of Credit to be issued on the Closing Date, an Application as required by Section 3.01;

            (20) Borrowing Base Certificate: a Borrowing Base Certificate calculated on the basis of the Borrowers' Eligible Accounts Receivables and Eligible Magazine Subscription Receivables as of a date not more than 30 days prior to the Closing Date;

            (21) Waiver of Lien Agreement: Agreement with respect to a waiver of any lien by Fulfillment Plus of any inventory owned by NSI and located at Fulfillment Plus' premises in Holtsville, New York; and

            (22) Other Documents: such other approvals, opinions and instruments, certificates and other documents as the Agent shall have requested in its sole discretion.

      Section 1.37 Additional Conditions Precedent.

      The obligations of the Lenders to make any initial Loan, and the obligations of the Issuing Lender to issue any Letter of Credit on the Closing Date, and all other obligations of the Agent, the Lenders and the Issuing Lender to the Borrowers, are subject to the satisfaction of the following additional conditions precedent:

            (1) No Material Adverse Change: there shall have been no material adverse change in the financial condition or business condition of the Borrowers or any of their Subsidiaries since the date of the Borrowers' most recent financial statement delivered to the Agent;

            (2) Legal Matters all legal matters incident to this Agreement, the other Facility Documents and the transactions contemplated hereby and thereby shall be satisfactory to the Agent, the Lenders and their respective counsel; and

            (3) No Default or Event of Default: no Default or Event of Default shall have occurred and be continuing, or would occur as a result of the making of such Loan, the issuance of such Letter of Credit, or performance of such other obligation of the Lenders.

      Section 1.38 Deemed Representations. Each notice of borrowing hereunder and acceptance by the Borrowers of the proceeds of such borrowing, and each Application and acceptance by the Borrowers of any Letter of Credit, shall constitute a representation and warranty that the statements contained in
Article 6 and in the other Facility Documents, except for representations and warranties expressly made as of a specified earlier date, are true and correct in all material respects both on the date of such notice or Application and, unless Cross Media otherwise notifies the Agent prior to such borrowing or issuance, as of the date of such borrowing or issuance.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES.

      The Borrowers hereby jointly and severally represent and warrant that:

      Section 1.39 Incorporation, Good Standing and Due Qualification. Each Obligor is duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate or partnership power and authority to own or lease its Properties and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation or foreign partnership and in good standing under the laws of each jurisdiction in which such qualification is required, except to the extent that such failure to qualify would not cause a Material Adverse Effect.

      Section 1.40 Subsidiaries and Affiliates; Inactive Subsidiaries. As of the Closing Date, Schedule 6.02 sets forth the name of (a) each Subsidiary, in each case showing the jurisdiction of incorporation of such Subsidiary and the percentage of Cross Media's ownership in such Subsidiary, (b) each Inactive Subsidiary and (c) each Affiliate, in each case showing the nature of the affiliation. Except as set forth in Schedule 6.02, neither any Borrower nor any of the Subsidiaries owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

      Section 1.41 Capitalization. As of the Closing Date, the authorized capital stock of each of the Borrowers and each of the Subsidiaries, the number of shares of such capital stock of which are issued and outstanding and, except for Cross Media, the record holder of such issued and outstanding capital stock are as set forth on Schedule 6.03. There are no outstanding preemptive, conversion or other rights, options or warrants granted or issued by or binding upon the Borrowers or any of the Subsidiaries for the purchase or acquisition by any other Person of any shares of capital stock of the Borrowers or any of the Subsidiaries

(other than Cross Media) or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock. None of the Borrowers nor any of the Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or such other rights. None of the Borrowers nor any of the Subsidiaries is a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. None of the Borrowers nor any of the Subsidiaries is a party to any agreement restricting the voting or transfer of any shares of the capital stock of the Borrowers or any Subsidiary.

      Section 1.42 Owned Real Property. None of the Borrowers nor any of their Subsidiaries own any real property.

      Section 1.43 Leased Real Property. Schedule 6.05 sets forth, as of the Closing Date, a complete and accurate list of all leases of real property under which any of the Borrowers or any Subsidiary is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. To the Borrowers' knowledge, each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

      Section 1.44 Material Contracts. Schedule 6.06 sets forth, as of the Closing Date, a complete and accurate list of all Material Contracts, showing as of the date hereof the parties, subject matter and term thereof and listing any amendments thereto. To the Borrowers' knowledge, each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no material default under any Material Contract by any party thereto.

      Section 1.45 Corporate Power and Authority. The execution, delivery and performance by each Obligor of the Facility Documents to which it is a party and, in the case of a Borrower, the borrowings and other extensions of credit hereunder are within such Obligor's power and authority, have been duly authorized by all necessary corporate or partnership action and do not and will not: (a) contravene its certificate of incorporation or by-laws or other organization documents; (b) violate any provision of, or require any filing (other than the filing of the financing statements and assignments required pursuant to the terms of the Security Documents), registration, consent or approval under, any applicable Law (including, without limitation, Regulation T, Regulation U and Regulation X); (c) result in a material breach of or constitute a material default or require any consent under any Obligor Agreement; or (d) result in, or require, the creation or imposition of any Lien (other than Permitted Liens), upon or with respect to any of the Properties now owned or hereafter acquired by any Obligor.

      Section 1.46 Legally Enforceable Agreements. Each Facility Document to which any Obligor is a party is, or when executed and delivered by such Obligor and the other parties thereto will be, a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

      Section 1.47 No Violation. No Obligor is:

            (1) in violation of its certificate of incorporation or by-laws or other formation documents, as the case may be;

            (2) in violation in any material respect of any applicable Law (including, without limitation, Regulation T, Regulation U and Regulation X);

            (3) in breach of or default under in any material respect any Obligor Agreement; or

            (4) in violation, breach or default of any Law or Obligor Agreement where such violation, breach or default, individually or in the aggregate, could reasonably be expected to result in

            (1) any material restriction on its right to transact business or any material restriction on its operations,

            (2) the forfeiture or loss of any material Property of such Obligor, or any substantial part thereof or interest therein, or

            (3)   any Material Adverse Effect.

      Section 1.48 Licenses, Approvals, etc. All material licenses, permits and other authorizations, and all material bonds, plans, consents to enter upon leased property and other filings, required by applicable Law or any effective restrictive covenant to be obtained or made in order to permit the operation and conduct of the businesses of each of the Borrowers and the Subsidiaries as now operated and conducted or proposed to be operated and conducted have been obtained or made, except for any such authorizations or filings which are not currently so required and which, in the reasonable judgment of the Borrowers, can be obtained or made in the ordinary course of business prior to the time so required without material cost or any significant delay.

      Section 1.49 Litigation. Except as set forth on Schedule 6.11, there is no action, suit or proceeding pending or, to the Knowledge of the Borrowers, threatened against or affecting any of the Borrowers or any Subsidiary or any of their respective Properties which (a) (i) involve (x) a claim for damages or relief in an amount greater than $350,000, or (y) claims for damages or relief in an aggregate amount which exceeds $1,000,000, (ii) has resulted in a final judgment or judgments for the payment of money in an amount greater than $350,000 which judgment or judgments have not been satisfied, (iii) has resulted in an attachment or Liens on any Property of any of the Borrowers or any of the Subsidiaries for an amount exceeding an aggregate of $350,000; (b) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (c) question the legality, validity or enforceability of any of the Facility Documents or the transactions contemplated by any of the Facility Documents.

      Section 1.50 Financial Statements.

            (1) Cross Media has heretofore or on the Closing Date furnished to the Agent its management prepared consolidated and consolidating balance sheets and consolidated and consolidating income statement and statements of cash flows and changes in stockholders' equity as of and for the Fiscal Year ended December 31, 2001 ("Financial Statements"). Such Financial Statements present fairly, in all material respects, the consolidated and consolidating financial condition of the Consolidated Entities as of such date and results of operations for such period. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, except for the absence of footnotes.

            (2) Except as set forth in the Financial Statements of the Borrowers referred to in Section 6.12(a), to the Knowledge of the Borrowers, as of the Closing Date, there are no liabilities of the Borrowers and/or the Guarantors, fixed or contingent, which are material but are not reflected on such financial statements and are required to be disclosed on such financial statements in accordance with GAAP if such financial statements had been audited, other than disclosures that would have been included in the footnotes thereof. No information, exhibit or report furnished by the Borrowers, any Subsidiary or any other Obligor to the Lenders in connection with the negotiation of the Facility Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading, except as set forth in
Schedule 6.24, since December 31, 2001, there has been no change (other than events affecting the general economy and financial markets of the United States) which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (3) Cross Media has heretofore furnished to the Agent its projections for the Fiscal Years ending December 31, 2002 and December 31, 2003 and the assumptions used by Cross Media in making such projections were reasonable under the circumstances.

      Section 1.51 Taxes. All taxes, assessments, fees and other governmental charges upon the Borrowers or any Subsidiary, or upon any of their respective Properties, business, income, profits or franchises, which are due and payable have been paid, except to the extent permitted by Section 7.11. The Borrowers have established on their books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. To the Knowledge of the Borrowers, there are no proposed assessments for material additional taxes, assessments, fees and other governmental charges for any period.

      Section 1.52 ERISA. Each Plan and, to the Knowledge of the Borrowers, each Multiemployer Plan, if any, are in compliance in all material respects with, and have been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable federal or state law, and no event or condition is occurring or exists concerning which any of the Borrowers or any of their Subsidiaries would be under an obligation to furnish a report to the Lender in accordance with Section 7.09(i). To the Knowledge of the Borrower, as of the Closing Date there exist no Unfunded Benefit Liabilities.

      Section 1.53 Environmental Matters. Except as provided in Schedule 6.15, each of the Borrowers and each Subsidiary is in compliance in all material respects with all applicable Environmental Laws. None of the Borrowers nor any of their Subsidiaries is subject to any material liability under any Environmental Law. As of the Closing Date, the Borrower has delivered such notices and provided such information to the Agent with respect to environmental matters as it would have been required to deliver or provide had this Agreement been continuously in effect during the year immediately preceding the Closing Date.

      Section 1.54 Labor Disputes. None of the Borrowers nor any of their Subsidiaries is (i) currently affected by any strike, lockout or other material labor dispute or (ii) a party to any collective bargaining agreement.

      Section 1.55 Investment Company Act of 1940; etc. None of the Borrowers nor any of their Subsidiaries is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935 or any statute or regulation limiting its ability in any material, respect to incur indebtedness for money borrowed as contemplated hereby.

      Section 1.56 No Forfeiture. None of the Borrowers nor any of their Subsidiaries is subject to a Forfeiture Proceeding.

      Section 1.57 Solvency.

            (1) The present fair saleable value of the assets of each Obligor after giving effect to all the transactions contemplated by the Facility Documents exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such Obligor as they mature.

            (2) The Property of each Obligor does not constitute unreasonably small capital for such Obligor to carry out its business as now conducted and as proposed to be conducted including the capital needs of such Obligor.

            (3) Each Obligor does not intend to, nor does such Obligor believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Obligor, and of amounts to be payable on or in respect of debt of such Obligor). The cash available to such Obligor after taking into account all other anticipated uses of the cash of such Obligor, is anticipated to be sufficient to pay all such amounts on or in respect of debt of such Obligor when such amounts are required to be paid.

      Section 1.58 Patents, Trademarks, etc. Set forth on Schedule 6.20 is a complete and accurate list of all rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks, service marks and trade names owned or possessed by the Borrowers or any of their Subsidiaries that are material to the conduct of its business as presently conducted or proposed to be conducted. Each of the Borrowers and each of their Subsidiaries owns or possesses all such rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks, service marks and trade names free from any material restrictions.

      Section 1.59 Offer of Notes. None of the Borrowers nor anyone acting on their behalf has directly or indirectly offered the Notes, or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect of any of the same with, anyone other than the Lenders and a limited number of other financial institutions. None of the Borrowers nor anyone acting on their behalf will directly or indirectly take any action which would subject the issue of the Notes to the registration provisions of the Securities Act of 1933, as amended.

      Section 1.60 Eligible Accounts Receivables. Each Eligible Account Receivable and Eligible Magazine Subscription Receivable set forth in each Borrowing Base Certificate now or hereafter furnished to the Agent meets or, as of the date stated thereon, will meet all eligibility requirements specified in the definition of Eligible Accounts Receivables set forth herein.

      Section 1.61 Use of Proceeds. The Borrowers shall use the proceeds of the Loans and the other extensions of credit hereunder in accordance with Section
2.03. No such proceeds shall be used, whether directly or indirectly, or immediate, incidental or ultimate, (i) for the purpose of buying or carrying "margin stock" within the meaning of Regulation U, (ii) for the purpose of extending credit to others for the purpose of purchasing or carrying any margin stock or (iii) for any purpose which violates or is inconsistent with the provisions of

Regulation T, Regulation U or Regulation X. None of the Borrowers is engaged in purchasing or carrying any margin stock. None of the Borrowers is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock. At no time would more than 25% of the value of the assets of the Borrowers or the Borrowers and any Subsidiary that are subject to any "arrangement" (as such term is used in Section 221.2 (g) of Regulation U) hereunder be represented by margin stock. No proceeds of the Loans, and none of the Letters of Credit, shall be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

      Section 1.62 Disclosure; No Material Adverse Effect. No Facility Document nor any certificate or other document furnished to the Agent or the Lenders by or on behalf of the Borrowers or any other Obligor pursuant to any Facility Document contains, as of its date, any untrue statement of a material fact or omits to state or will omit to state, as of its date, a material fact necessary in order to make the statements contained herein and therein, under the circumstances under which they were made, not misleading. Except as indicated on
Schedule 6.24, the Borrowers have no knowledge of any facts or circumstances that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      Section 1.63 Location of Books and Records. The books and records of the Borrowers and each of the Subsidiaries are located at the locations listed on
Schedule 6.25.

      Section 1.64 Fiscal Year. The Fiscal Year of the Borrowers ends on December 31 of each year.


                                   ARTICLE VII

                             AFFIRMATIVE COVENANTS.

            So long as any Obligation shall remain unpaid or any Lender shall have any Revolving Credit Commitment, each of the Borrowers shall, and shall cause each of their respective Subsidiaries to:

      Section 1.65 Maintenance of Existence; Preservation of Rights, Licenses etc.

            (1) Preserve and maintain its corporate or partnership existence and good standing in the jurisdiction of its incorporation or formation, and qualify and remain qualified as a foreign corporation or partnership in each jurisdiction in which such qualification is required, except where the failure to maintain such foreign qualification would not have a Material Adverse Effect.

            (2) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks, service marks and trade names material to the conduct of its business, except in any such case where the failure to do so would not have a Material Adverse Effect.

      Section 1.66 Conduct of Business. Continue to engage in the Business and no other business.

      Section 1.67 Maintenance of Properties. Maintain, keep and preserve all of its Properties necessary or useful in the conduct of the Business in good working order and condition, ordinary wear, tear and obsolescence excepted.

      Section 1.68 Maintenance of Records. Keep adequate records and books of account in which true and correct entries will be made reflecting all financial transactions and the assets and business of the Borrowers and each Subsidiary, and which shall be in such form which will allow the Borrowers to prepare their consolidated financial statements in accordance with GAAP. Except with the prior written consent of the Agent, keep the books and records of the Borrowers and the Subsidiaries at the locations set forth in Section 6.25.

      Section 1.69 Maintenance of Insurance. Without limiting any obligation under any Facility Document, maintain insurance with financially sound and reputable insurance companies or associations accorded a rating by A.M. Best Company of "A" or better and a size rating of "Xi" or better. Maintain casualty insurance policies covering all of the Property subject to the Lien of the Agent under the Security Documents with appropriate loss payable endorsements indicating assignment of proceeds thereunder to the Agent and certificates or other evidence of liability insurance with appropriate endorsements indicating the coverage of the Agent as an additional insured. All insurance shall be in amounts, cover such risks, and have such deductibles as is customary for reputable companies engaged primarily in the same business as the Business.

      Section 1.70 Compliance with Laws. Comply in all material respects with all applicable Laws (including, without limitation, all applicable Environmental
Laws).

      Section 1.71 Right of Inspection; Field Examinations. At any reasonable time and from time to time, but not more often then one time per Fiscal Quarter, unless a Default or an Event of Default has occurred and is continuing, upon prior written notice and during normal business hours (but no prior notice shall be required if a Default or an Event of Default has occurred and is continuing), permit the Agent or any agent or representative thereof, to conduct field examinations, examine and make copies and abstracts from the records and books of, and visit the Properties of, the Borrowers and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrowers and each Subsidiary with their respective officers and directors and independent accountants; provided that the Agent agrees that it shall use its reasonable best efforts to minimize interference with the Borrowers' or such Subsidiary's business. The Agent (and its representatives) are hereby authorized to deliver a copy of any information delivered to it if so requested by any regulatory body having jurisdiction over it.

            The cost of such examinations to be borne by the Borrowers, provided that (so long as no Default or Event of Default has occurred and is continuing) the cost of the first field examination conducted by the Agent shall not exceed $20,000, and the cost of each additional field examination conducted by the Agent shall not exceed $10,000. The Agent shall provide a copy of any reports relating to field examinations to the Lenders; in no event shall the Agent have any liability to the Lenders with respect to the contents of such reports.

      Section 1.72 Lockbox Account. The Borrowers and each applicable Subsidiary will maintain one or more Lockbox Accounts with Agent and execute a Lockbox Agreement and will notify all account debtors paying other than by means of credit cards or debit cards to make payments of Receivables directly to such Lockbox Accounts. Payments received in the Lockbox Account will be processed by Agent under the terms and conditions of the Lockbox Agreement and all proceeds of and/or funds representing such payments shall be deposited into an operating account of Borrowers maintained with Agent but under the sole control and dominion of Borrowers, all subject to the terms and conditions of the Lockbox Agreement.

      Section 1.73 Reporting Requirements. Furnish copies to the Agent (one copy for each of the Lenders) of the following:

            (1) as soon as available and in any event within 105 days after the end of each Fiscal Year, (i) consolidated balance sheets of the Consolidated Entities as of the end of such Fiscal Year and consolidated income statements and statements of cash flows and changes in stockholders' equity of the Consolidated Entities for such Fiscal Year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year and all prepared in accordance with GAAP and accompanied by an opinion thereon by Grant Thornton LLP or other independent accountants of national standing selected by the Borrowers, which opinion will be unqualified and will (A) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial condition of the Consolidated Entities as at the end of such Fiscal Year and the consolidated results of their operations and cash flows for such Fiscal Year in conformity with GAAP, or (B) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization) and (ii) management prepared consolidating balance sheets of the Consolidated Entities as of the end of each such Fiscal Year and consolidating income statements and statement of cash flows and changes in stockholders' equity of the Consolidated Entities for such Fiscal Year.

            (2) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, management prepared consolidated and consolidating balance sheets of the Consolidated Entities as of the end of such Fiscal Quarter and consolidated and consolidating income statements and statements of cash flows and changes in stockholders' equity of the Consolidated Entities for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous Fiscal Year and all prepared in accordance with GAAP (subject to year-end and normal audit adjustments and the fact that there are no footnotes thereto) and certified as to fairness of presentation by the chief financial officer or the chief accounting officer of Cross Media and as having been prepaid in accordance with GAAP (subject to year-end and normal audit adjustments and without footnotes);

            (3) as soon as available and in any event within 15 days after the end of each calendar month, (i) a Borrowing Base Certificate as of the end of such calendar month and (ii) a trial balance of existing receivables, as of the end of such calendar month;

            (4) simultaneously with the delivery of the financial statements referred to in Section 7.09(a) and Section 7.09(b), a Compliance Certificate of the chief financial officer or the chief accounting officer of Cross Media, under a cover letter identifying it as such, certifying that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto;

            (5) simultaneously with the delivery of the annual financial statements referred to in Section 7.09(a), a certificate of the independent public accountants who audited such statements to the effect that in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

            (6) as soon as available, but not later than 60 days after the first day of each Fiscal Year, projections on an annual basis for the Borrowers and their Subsidiaries in form and substance reasonably acceptable to the Agent, prepared in reasonable detail with appropriate presentation and disclosure of the principal assumption upon which such projections are based, accompanied by a statement of the chief financial officer of Cross Media to the effect that, to the best of his knowledge, the projections are reasonable.

            (7) promptly after obtaining knowledge thereof, notice of any action or omission of the Borrowers or any Subsidiary, or any other event, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

            (8) as soon as possible and in any event within five Business Days after any of the Borrowers obtains knowledge of the occurrence of any Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrowers with respect thereto;

            (9) as soon as possible, and in any event within ten days after any of the Borrowers or any Subsidiary has knowledge that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of Cross Media setting forth details respecting such event or condition and the action, if any, which such Borrower or Subsidiary or ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or such Subsidiary or an ERISA Affiliate with respect to such event or condition): (i) any reportable event, as defined in Section 4043 (b) of ERISA, with respect to a Plan with Unfunded Benefit Liabilities in excess of $250,000, as to which PBGC has not by regulation waived the requirement of Section 4043 (a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA including, without limitation, the failure to make on or before its due date a required installment under Section 412 (m) of the Code or Section 302 (e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412 (d) of the Code) and any request for a waiver under Section 412
(d) of the Code for any such Plan; (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or such Subsidiary or an ERISA Affiliate to terminate any Plan; provided that as a result of such termination, the Borrower or such Subsidiary or such ERISA Affiliate will incur liability in excess of $250,000; (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan with Unfunded Benefit Liabilities in excess of $250,000, or the receipt by the Borrowers or such Subsidiary or any ERISA Affiliate of a notice from a similarly underfunded Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan; (iv) the complete or partial withdrawal from a Multiemployer Plan by any of the Borrowers or such Subsidiary or any ERISA Affiliate that results in a current payment obligation in excess of $250,000 under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by any of the Borrowers or such Subsidiary or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvent pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
Section 4041 A of ERISA; (v) the adoption of an amendment to any Plan that pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Plan is a part if any of the Borrowers or such Subsidiary or an ERISA Affiliate fails to timely provide security in excess of $250,000 to such Plan in accordance with the provisions of said Sections; (vi) any event or circumstance exists which may reasonably be expected to constitute grounds for any of the Borrowers or such Subsidiary or any ERISA Affiliate to incur liability in excess of $250,000 under Title IV of ERISA or under Sections 412(c)(1) or 412 (n) of the Code with respect to any Plan; or (vii) the Unfunded Benefit Liabilities of one or more Plans increase after the date of this Agreement in an amount which is material in relation to the financial condition of the Borrowers and the Subsidiaries, taken as a whole;

            (10) promptly after the sending thereof, copies of all final proxy statements, quarterly financial statements and reports which any of the Borrowers or any Subsidiary sends or has made generally available to its stockholders, and copies of all regular, periodic and special reports, and after the effective date thereof, all registration statements, which any of the Borrowers or any Subsidiary files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national securities exchange;

            (11) promptly after having knowledge of (i) the existence of any violation or alleged violation of any Environmental Law by the Borrower or any Subsidiary; (ii) the receipt of any notice or claim to the effect that any of the Borrowers or any Subsidiary is a potentially responsible party for response costs incurred or to be incurred at any Property under any Environmental Law;
(iii) any of the operations or facilities of any of the Borrowers or any Subsidiary have becoming the subject of any state or federal investigation evaluating whether any remedial action pursuant to the National Contingency Plan, or any state equivalent, is needed to respond to a release or threatened release of a Hazardous Material into the environment; or (iv) any of the operations or facilities of the any of the Borrowers or any Subsidiary becoming listed or are proposed for listing on the National Priorities List in accordance with 40 C.F.R., Part 300, Appendix B, or any state equivalent; prompt written notice thereof, what action such Borrower or Subsidiary is taking or proposes to take with respect thereto and, when known, any action taken, or proposed to be taken, by any Governmental Authority with respect thereto;

            (12) as soon as possible and, in any event, within ten days after any Borrower or any Subsidiary receives written notice of the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority against or involving any of the Borrowers or any Subsidiary of the type and size/amount described in Section
6.11 and thereafter, promptly after the occurrence thereof, notice of any material adverse change in the status or the financial effect on any of the Borrowers or any Subsidiary of such actions, suits, investigations, litigation and proceedings;

            (13) promptly after the commencement thereof or promptly after any of the Borrowers or any Subsidiary knows of the commencement or threat thereof, notice of any Forfeiture Proceeding; and

            (14) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Subsidiary as the Agent or any Lender may from time to time reasonably request.

      Section 1.74 Additional Subsidiaries. Promptly upon any Person becoming a Subsidiary, (i) cause such Subsidiary to (A) guarantee the obligations, pursuant to a guaranty substantially in the form of the Guaranty and (B) secure such guaranty by granting a security interest in all of its personal Property to the Agent for the benefit of the Lenders, pursuant to a security agreement substantially in the form of the Security Agreement, (ii) pledge, or cause the pledge, all of the equity securities of such Subsidiary (or 65% of the equity securities of such Subsidiary if it is organized in any jurisdiction other than the United States of America, any state thereof or the District of Columbia) owned by any of the Borrowers or any Subsidiary to the Agent for the benefit of the Lenders, pursuant to a pledge agreement in form substantially similar to the Pledge Agreement, (iii) deliver the stock certificates representing such equity securities with undated executed stock powers therefor in blank, and (iv) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Borrowers pursuant to Article 5 or as the Agent shall have reasonably requested.

      Section 1.75 Payment of Taxes and Claims. File all United States federal income tax returns and all other foreign, state and local tax returns which are required to be filed by it, and pay all taxes shown as due thereon, prior to the date on which any material penalties would attach thereto and pay and discharge any assessments or governmental charges imposed in connection therewith; provided, that the Borrowers and any Subsidiary shall not be required to pay any such tax, assessment, charge or claim that are being contested by the Borrower in good faith by appropriate proceedings, diligently prosecuted, provided that, at the time of the commencement and during the pendency of such proceedings (i) no Default or Event of Default shall exist and be continuing, (ii) adequate reserves have been established on the Borrower's books in accordance with GAAP (including reserves for any penalty for late payment) and (iii) such non-payment could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, the Borrowers shall, and shall cause each Subsidiary to, pay in full all of its wage obligations to its employees in accordance with the Fair Labor Standards Act (29 U.S.C. Sections 206-207) and any comparable provisions of any applicable law.

      Section 1.76 Bank Accounts. Use its best efforts to maintain all primary deposit and other bank accounts with the Agent or a Lender.

      Section 1.77 Material Contracts. Perform and observe in all material respects, all the terms and provisions of each Material Contract to be performed or observed by it, unless any failure to perform or observe any term or provision could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.



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
      Section 1.78 Implementation of New Accounting Software System. The Borrowers shall have implemented a new accounting software system reasonably satisfactory to Agent on or before September 30, 2002. Compliance with this
Section 7.14 shall be determined by Agent in its sole discretion during a scheduled field exam completed by Agent on or before December 31, 2002.

      Section 1.79 Interest Rate Protection. Within thirty (30) days after the Closing Date, enter into an Interest Rate Protection Agreement with a Lender providing protection against interest rates with respect to the lesser of (i) $10,000,000 and (ii) the amount of the initial Loans made to the Borrowers on the Closing Date.

      Section 1.80 Trade Payables. The Borrowers shall pay accounts payable to trade creditors for goods or services in the ordinary course of business and in no event shall accounts payables to trade creditors in an aggregate amount of $100,000 or more be more than 120 days past due from the billing date thereof, unless contested by a Borrower or a Subsidiary in good faith by appropriate proceedings, diligently prosecuted, provided that, at the time of the commencement and during the pendency of such proceedings, (i) adequate reserves have been established on the Borrowers' books in accordance with GAAP (including reserves for any penalty for late payment) and (ii) such non - payment could not, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS.

      So long as any Obligation shall remain unpaid or any Lender shall have any Revolving Credit Commitment, the Borrowers shall not, and shall not permit any Subsidiary to:

      Section 1.81 Debt. Create, incur, assume or suffer to exist any Debt, except:

            (1) Debt of the Borrowers under this Agreement, the Notes and the other Facility Documents;

            (2)   Debt consisting of Guaranties permitted pursuant to Section
8.02;

            (3) Debt consisting of standby letters of credit (other than Letters of Credit issued hereunder) issued to replace the standby letters of credit existing on the Closing Date and listed on Schedule 8.01(g) and issued to secure obligations of Borrowers and/or their Subsidiaries for Operating Leases in an aggregate unpaid face amount at any one time outstanding not to exceed $500,000;

            (4) Debt incurred or assumed in connection with any Acquisition permitted by Section 8.11 or on terms and conditions approved by all of the Lenders in writing, provided, that, such Debt has been subordinated to the Obligations in favor of the Lenders in form and substance reasonably acceptable to all of the Lenders; and

            (5) Purchase Money Debt incurred in connection with Capital Expenditures and Capital Leases permitted by Section 8.04(b) not to exceed in the aggregate at any time outstanding (i) $5,000,000 during Fiscal Year 2002 and
(ii) $7,500,000 during any Fiscal Year thereafter;

            (6)   Seller Debt listed on Schedule 8.01(e);

            (7)   Existing Debt listed in Schedule 8.01(g);

            (8) Unfunded Benefit Liabilities in an amount not to exceed $2,000,000 at any time outstanding; and

            (9)   Debt under Interest Rate Protection Agreements required by
Section 7.15; and

            (10)  Inercompany Debt owing any Obligors.

      Section 1.82 Guaranties. Create, incur, assume or suffer to exist any guaranty, except:

            (1) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

            (2)   guaranties of the Obligations by the Subsidiaries; and

            (3) guaranties by any Borrower or any Subsidiary of Debt or other obligations of one or more of the other Borrowers or Subsidiaries (formed in any jurisdiction located within the United States of America) provided that the incurrence of such Debt or obligation is permitted by Section 8.01.

      Section 1.83 Liens. Create, incur, assume or suffer to exist any Lien upon or with respect to any of its Property (including without limitation motor vehicles) now owned or hereafter acquired, except for Permitted Liens.

      Section 1.84 Leases. Create, incur, assume or suffer to exist any obligation as lessee for the rental or hire of any Property, except:

            (1) leases existing on the date of this Agreement and any extensions, supplements or renewals thereof;

            (2) Capital Leases (including taxes, insurance, maintenance and similar expenses which the Borrowers or any Subsidiary are required to pay under the terms of any such lease) not to exceed, together with Debt permitted under
Section 8.01(e), in the aggregate at any time outstanding (i) $5,000,000 during Fiscal Year 2002 and (ii) $7,500,000 during any Fiscal Year thereafter;

            (3) leases (other than Capital Leases), the rental payments for which do not exceed in the aggregate $2,750,000 during any Fiscal Year; and

            (4) licenses of intellectual property (such as copyrights, patents, trademarks and software) used in the operation of the Business.

      Section 1.85 Investments. Make any Investment, except for:

            (1)   Investments in cash and Cash Equivalents;

            (2) Investments in Property to be used or useful in the ordinary course of business of the Borrower or any Subsidiary that is not an Inactive Subsidiary;

            (3) Investments in stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrowers or any Subsidiary;

            (4) Investments which are (i) travel, vacation and similar advances to employees of the Borrowers or any Subsidiary that is not an Inactive Subsidiary for the reimbursement of expenses made or incurred in the ordinary course of business and (ii) loans and other advances to employees of the Borrowers and any Subsidiary that is not an Inactive Subsidiary not covered in clause (i) above in an aggregate amount not to exceed $500,000 at any time outstanding;

            (5)   Interest Rate Protection Agreements as required by Section
7.5;

            (6)   Existing Investments listed on Schedule 8.05(f); and

            (7)   Intercompany Debt owing Obligors.

      Section 1.86 Distributions. Make any Distribution, except that

            (1) the Borrowers and any Subsidiary may make Distributions payable solely in its common stock (and cash for fractional shares);

            (2) any Subsidiary of any of the Borrowers (including a Subsidiary of a Borrower that is also a Borrower) may make Distributions to a Borrower or any Wholly-Owned Subsidiary of any of the Borrowers; and

            (3) Cross Media may make discretionary repurchases of its publically held common stock in an amount not to exceed $3,000,000 for the term of this Agreement.

      Section 1.87 Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired Property (including, without limitation, shares of stock and indebtedness, and receivables), except:

            (1)   sales of inventory in the ordinary course of business;

            (2) licenses of intellectual property (such as copyrights, trademarks, patents and software) in the ordinary course of the Business;

            (3) any sale, lease, assignment, transfer or other disposition of Property during each Fiscal Year for fair market value in cash so long as the aggregate consideration for such disposition and all other disposition considerations made during such Fiscal Year does not exceed $250,000 and no Default or Event of Default has occurred and is continuing or would occur and be continuing after giving effect to such disposition;

            (4) the sale or other disposition of assets no longer used or useful in the conduct of its Business;

            (5) the sale, transfer, disposition or exchange of any of the Investments permitted by Sections 8.05(a) and (c); and

            (6) transfers of Property among Obligors unless otherwise specifically prohibited under this Agreement or any other Facility Document.

Nothing in this Section 8.07 shall be construed to permit the sale, lease, assignment, transfer or other disposition of any of the Borrowers' or any of their Subsidiaries' now owned or hereafter acquired Property in which the Agent for the benefit of the Lenders holds a Lien pursuant to any of the Security Documents in violation of the requirements of any of the Security Documents (provided that the foregoing shall not be construed to prohibit, and all Security Documents shall be deemed to permit, transfers permitted under clause
(e) above, provided that such transfers shall continue to be subject to any Lien in favor of the Agent).

      Section 1.88 Transactions with Affiliates.

            (1)   Make any Investment in an Affiliate;

            (2) transfer, sell, lease, assign or otherwise dispose of any Property to any Affiliate;

            (3) merge into or consolidate with or purchase or acquire Property from any Affiliate; or

            (4) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, guaranties and assumption of obligations of any Affiliate); provided that (w) any Affiliate who is an individual may serve as a director, officer or employee of any of the Borrowers or any Subsidiary that is not an Inactive Subsidiary and receive reasonable compensation for his or her services in such capacity; and (x) the Borrowers or any Subsidiary that is not an Inactive Subsidiary may enter into other transactions (other than Investments by the Borrowers or any Subsidiary in any Affiliate) providing for the rendering or receipt of goods or services in the ordinary course of business; provided that in each case in the foregoing clause (x) the monetary or business consideration arising therefrom would be substantially as advantageous to such Borrower or such Subsidiary as the monetary or business consideration which would be obtained in a comparable arm's length transaction with a Person not an Affiliate and provided further, that if any transaction or a series of related transactions involves an amount in excess of $100,000 on or in any given Fiscal Year, such transaction or transactions shall be approved by the Board of Directors of Cross Media.

      Notwithstanding any of the foregoing or anything to the contrary contained in this Agreement, nothing in this Section 8.08 shall be construed to prohibit any transaction between one or more Borrowers and/or Subsidiaries formed in a jurisdiction located within the United States (other than Inactive Subsidiaries), unless any other Section of this Agreement would prohibit such transaction.

      Section 1.89 Mergers; Organization of New Subsidiaries. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person; or organize new Subsidiaries except that any Wholly-Owned Subsidiary of any of the Borrowers may merge into or consolidate with or transfer substantially all of its assets to any of the Borrowers or any other Wholly-Owned Subsidiary of any of the Borrowers.

      Notwithstanding any of the foregoing or anything else to the contrary contained in this Agreement, (i) the Borrowers, either directly or through any Wholly-Owned Subsidiary, may form and organize new Wholly-Owned Subsidiaries, provided that within five (5) Business Days of the formation of any such newly-formed Subsidiary, the provisions of Section 7.10 have been complied with in regard to such new Wholly-Owned Subsidiary, and (ii) none of the foregoing or anything else to the contrary contained in this Agreement shall be construed to prohibit the formation of Wholly-Owned Inactive Subsidiaries solely for the purpose of facilitating an Acquisition as permitted by clause (b) of the last sentence of Section 8.19 without satisfying the provisions of Section 7.10.

      Section 1.90 Subsidiaries' Stock and Debt.

            (1) Directly or indirectly sell, assign, pledge or otherwise dispose of any Debt of, or claim against, or any shares of stock or similar interests or other securities of (or warrants, rights or options to acquire stock or similar interests or other securities of), any Subsidiary, except to the Agent for the benefit of the Lenders pursuant to any of the Security Documents, or as directors' qualifying shares if required by applicable law;

            (2) permit any Subsidiary directly or indirectly to sell, assign, pledge or otherwise dispose of any Debt of, or claim against, or any shares of stock or similar interests or other securities of (or warrants, rights or options to acquire stock or similar interests or other securities of), any other Subsidiary, except to the Agent for the benefit of the Lenders pursuant to any of the Security Documents, or as directors' qualifying shares if required by applicable law;

            (3) permit any Subsidiary to have outstanding any shares of preferred stock, or any other type of capital stock other than a single class of common stock; or

            (4) permit any Subsidiary directly or indirectly to issue or sell any shares of its stock or similar interests or other securities (or warrants, rights or options to acquire stock or similar interests or other securities) except to a Borrower or any Wholly-Owned Subsidiary of a Borrower and pledged to the Agent for the benefit of the Lenders pursuant to the Pledge Agreement or as directors' qualifying shares if required by applicable law.

      Section 1.91 Acquisitions. Make any Acquisition; provided, however, that any Borrower or Subsidiary may make an Acquisition if: (a) such Acquisition relates to the Business and has been approved in good faith by the Board of Directors of Cross Media as well as the target's Board of Directors or other organizational governance body (in the case of Acquisitions of a Wholly-Owned Subsidiary) or the Board of Directors or other organizational governance body of the other parties to the joint venture (in the case of Acquisitions in a joint venture); (b) no Default or Event of Default exists or would exist after giving effect to such Acquisition; (c) after considering the pro forma position of the Consolidated Entities subsequent to such Acquisition, the Borrowers will continue to be in compliance with the financial covenants contained in Article 9, and the chief financial officer of Cross Media has delivered a Compliance Certificate to the Agent demonstrating such compliance; (d) the assets to be acquired shall not be subject to any lien or encumbrance, except Permitted Liens; (e) the Borrowers shall have furnished the Agent with such additional documents and information (including without limitation appraisals and environmental reports), in each case at the Borrowers' sole cost, as the Agent shall have reasonably requested in connection with such Acquisition; (f) with respect to Acquisitions of Wholly-Owned Subsidiaries only, and not Acquisitions in joint ventures, the Borrowers have complied with Section 7.10 (unless such Acquisition transaction shall comply with the provisions of clause (b) of the last sentence of Section 8.19), and (g) either (i) each such entity so acquired (other than with respect to investments in joint ventures) will immediately after such Acquisition either become or be merged into a Wholly-Owned Subsidiary that is or becomes an Obligor or (ii) in the case of investments in joint ventures, either one of the Borrowers or a Wholly-Owned Subsidiary thereof will be a party to such joint venture; provided, that for any Acquisition pursuant to which the Person making such Acquisition pays more than $2,500,000 in consideration (including the assumption of Debt) in any Fiscal Year or if, after giving effect to the consummation of such Acquisition, the Borrowers and the Subsidiaries will have paid more than an aggregate of $5,000,000 in consideration (including the assumption of Debt) with respect to such Acquisition and all other Acquisitions consummated after the Closing Date, such Acquisition shall have received the prior written consent of all of the Lenders, and the conditions set forth in clauses (a) through (e) of this definition have been satisfied. The $5,000,000 maximum amount of consideration which Borrowers and their Subsidiaries may expend on Acquisitions in accordance herewith shall be increased by an amount equal to 75% of the net cash proceeds received by Borrowers for the sale of their equity securities (gross cash proceeds less reasonable expenses incurred in connection with such transactions), up to a maximum of $15,000,000.

      Section 1.92 Fiscal Year. Change its fiscal year without the prior written consent of the Agent.

      Section 1.93 Restrictions. Enter into, or suffer to exist, any agreement with any Person other than the Agent or the Lenders that (a) prohibits, requires the consent of such Person for or limits the ability of the Borrowers or any Subsidiary (i) to make Distributions or pay liabilities, or make loans or advances (ii) to create, incur, assume or suffer to exist any Lien upon any of its Property in favor of the Agent or (iii) to enter into any modification or supplement of the Facility Documents; or (b) contains financial covenants which, taken as a whole, are more restrictive on the Borrowers or any Subsidiary than the financial covenants contained in Article 9.

      Section 1.94 Sale-Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

      Section 1.95 Seller Debt. Make any payments with respect to the Seller Debt, except scheduled payments of principal and interest in accordance with the terms in effect on the date hereof.

      Section 1.96 Accounting Change. Make or permit any change in its accounting policies or financial reporting practices and procedures, except changes in accounting policies which are required or permitted by GAAP and changes in financial reporting practices and procedures which are required or permitted by GAAP, in each case as to which Cross Media


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shall have delivered to the Agent prior to the effectiveness of any such change a report prepared by a responsible financial officer of Cross Media describing such change and explaining in reasonable detail the basis therefor and expected effect thereof.

      Section 1.97 Charter Amendments. Amend its certificate or articles of incorporation or bylaws or other organization documents, in such a way that would materially and adversely affect the rights of the Agent and the Lenders under the Facility Documents.

      Section 1.98 Amendment, Modification and Termination of Material Contracts. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or any breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract, or take any action that would cause such Material Contract to cease to be in full force and effect, in each case if such action could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Section 1.99 Inactive Subsidiaries. Notwithstanding anything contained in this Agreement to the contrary, (i) cause or suffer any Inactive Subsidiary to own or lease any Property, engage in any business or become a party to any agreement except any Facility Document, (ii) transfer, sell, lease, assign or otherwise dispose of any Property to, make any Investment in or make any payment or Distribution to, any Inactive Subsidiary, (iii) create, incur, assume or suffer to exist any Debt to any Inactive Subsidiary, (iv) create, incur, assume or suffer to exist any guaranty for the benefit of any Inactive Subsidiary, (v) permit any Inactive Subsidiary to make any Acquisition or (vi) merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or, hereafter acquired) to, any Inactive Subsidiary. Notwithstanding any of the foregoing or anything else to the contrary contained in this Agreement, (a) none of the foregoing shall apply to any Inactive Subsidiary with respect to which the Borrowers and such Inactive Subsidiary have first complied with the provisions of Section 7.10, after which such Subsidiary shall no longer be considered to be an Inactive Subsidiary hereunder; (b) any Inactive Subsidiary may engage in any of the foregoing activities or transaction as a part of a related series of transactions pursuant to an Acquisition otherwise permitted hereunder if, at the final conclusion of such transaction, such Inactive Subsidiary will merge with a Borrower or Subsidiary that is not an Inactive Subsidiary and is or becomes an Obligor hereunder; and (c) any one or more Inactive Subsidiaries may merge or consolidate with one another or into a Borrower or Subsidiary that is not an Inactive Subsidiary.





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
                                   ARTICLE IX

                               FINANCIAL COVENANTS

      Section 1.100 Leverage Ratio. The Borrowers shall maintain, as determined at the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending on March 31, 2002), a Leverage Ratio of not greater than 2.00 to 1.00.

      Section 1.101 Consolidated Net Worth. The Borrowers shall maintain, as determined at the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending on March 31, 2002), Consolidated Net Worth of not less than the Consolidated Net Worth of Borrowers as of December 31, 2001, plus 50% of the Consolidated Net Income of Borrowers and their Subsidiaries for each Fiscal Year (commencing with the Fiscal Year ending December 31, 2002) on a cumulative basis (without any deduction for loss), plus 100% of the net cash proceeds received by Borrowers from the sale of any of their equity securities, less 100% of the amount paid by Cross Media to repurchase its publicly held common stock as permitted by Section 8.06(c).

      Section 1.102 Fixed Charge Coverage Ratio. The Borrowers shall maintain, as determined as at the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending on March 31, 2002), a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00.

      Section 1.103 Minimum EBITDA. The Borrowers shall maintain, as determined as at the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending on March 31, 2002), for the four Fiscal Quarter period ending on such date of determination, Consolidated EBITDA of not less than $15,000,000; such $15,000,000 amount to be increased by an amount equal to 75% of the EBITDA of any entity that is the subject of an Acquisition during such four Fiscal Quarter measurement period (provided that, with respect to an Acquisition of a joint venture, such joint venture becomes, upon consummation of the Acquisition, a Consolidated Entity) for the same four Fiscal Quarter period during which the Acquisition of such entity occurred, including the EBITDA of such entity for the portions of such four Fiscal Quarter period occurring both before and after the consummation of the Acquisition.


                                    ARTICLE X

                               EVENTS OF DEFAULT.

      Section X.1 Events of Default. Any of the following events shall be an "Event of Default":

            (1) (i) the Borrowers shall fail to pay the principal of, or interest on, any Note on or before the date when due and payable; (ii) any Obligor shall fail to pay any fee or other amount due the Agent or any Lender hereunder or under any other Facility Document on or before the fifth Business Day after the date when due and payable; or (iii) the Borrowers shall fail to pay any fee or other amount due the Issuing Lender or any Interest


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Rate Protection Agreement Counterparty on or before the fifth Business Day after the date when due and payable;

            (2) any representation or warranty made or deemed made by any Obligor in this Agreement or in any other Facility Document or which is contained in any written certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made or furnished;

            (3) (i) any Obligor shall fail to perform or observe any term, covenant or agreement contained in Section 2.03, Section 7.05 (to the extent that the failure to perform involves the failure to maintain insurance), Section 7.09, Section 7.10, Section 7.14, Article 8 or Article 9; or (ii) any Obligor shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section 10.01) in any Facility Document to which it is a party and, in each such case, such failure shall continue for fifteen (15) consecutive days after it has obtained Knowledge thereof;

            (4) any Obligor shall: (i) fail to pay any Debt in an aggregate principal amount exceeding $250,000 (other than the payment obligations described in (a) above), or any interest or premium thereon, or any other amount thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), taking into account any applicable grace periods; (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, taking into account any applicable grace periods, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such Debt or any other Debt of any Obligor, unless such failure to perform or observe shall be waived in writing by the holder of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

            (5) any Obligor generally does not pay its debts as such debts become due, or admits in writing its inability to pay its debts generally; any Obligor commences a voluntary case concerning it under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any Obligor under the Bankruptcy Code and an order for relief is entered or the petition is controverted but remains undismissed for 60 days after the commencement of the case; or any Obligor commences any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Obligor; or there is commenced against any Obligor in a court of competent jurisdiction any such proceeding which is consented to or acquiesced in by such Obligor or which remains


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
undismissed for a period of 60 days after the commencement thereof; or any Obligor consents to the appointment pursuant to a decree or order of a court in any such proceeding of a custodian (as defined in the Bankruptcy Code) for, or to take charge of, all or substantially all of its property or any Obligor suffers any such appointment by a court of competent jurisdiction to continue undischarged or unstayed for a period of 60 days after such appointment; or any Obligor makes a general assignment for the benefit of creditors; or any Obligor takes any action authorizing the taking of any of the foregoing actions to be taken by it;

            (6) one or more judgments, decrees or orders for the payment of money in excess of $350,000 in the aggregate shall be rendered against any Obligor and (i) any action shall be taken by a judgment creditor to levy upon any of the Properties of any Obligor to enforce any such judgment and (ii) such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal.

            (7) any nonmonetary judgment or order shall be rendered against any Obligor that could reasonably be expected to have a Material Adverse Effect, and (i) enforcement proceedings shall have been commenced by any person upon such judgment or order, and (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

            (8) any event or condition shall occur or exist with respect to any Plan or Multiemployer Plan concerning which the Borrower or any Subsidiary is under an obligation to furnish a report to the Lenders in accordance with
Section 7.09 (i) and as a result of such event or condition, together with all other such events or conditions, the Borrower or such Subsidiary has incurred or is reasonably likely to incur an obligation to pay in excess of $250,000 to a Plan, a Multiemployer Plan, the PBGC, or a Section 4042 Trustee (as defined in ERISA) (or any combination of the foregoing);

            (9) the Unfunded Benefit Liabilities of one or more Plans have increased after the date of this Agreement by an amount in excess of $2,000,000 or the Borrowers make payments or other distributions pursuant to such Plans in an aggregate of $500,000 or more during any Fiscal Year;

            (10) an "Event of Default" under and as defined in any other Facility Document shall have occurred and be continuing;

            (11) events occur that, in the good faith business judgment of the Agent or the Required Lenders, could reasonably be expected to have a Material Adverse Effect;

            (12) any of the Security Documents shall at any time after its execution and delivery and for any reason other than pursuant to the terms hereof and thereof cease: (i) (A) to create a valid and perfected security interest in and to the Property (not consisting of vehicles) purported to be subject to such Security Document or (B) to create a valid security interest in and to the Property consisting of vehicles purported to be subject to such Security Document; or (ii) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Obligor or such Obligor shall deny it has any further liability or obligation under the Security Documents or such Person shall fail to perform any of its material obligations thereunder and such default shall have continued for a period of 30 days after such Obligor has obtained Knowledge thereof; or

            (13)  a Change of Control shall have occurred.

      Section 1.104 Remedies. If any Event of Default shall occur and be continuing, the Agent may, and shall upon the request of the Required Lenders, by notice to the Borrowers,

            (1) declare the Revolving Credit Commitments to be terminated, whereupon the same shall forthwith terminate,

            (2) declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement, the Notes and the other Facility Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; and/or

            (3) irrespective of whether it is taking any of the actions described in this Section 10.02 or otherwise, make demand upon the Borrowers to, and forthwith upon such demand the Borrower will, pay to the Agent on behalf of the L/C Participants in same day funds at the Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate L/C Obligations. If at any time the Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agent and the L/C Participants or that the total amount of such funds is less than the aggregate L/C Obligations, the Borrowers will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate L/C Obligations over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Agent determines to be free and clear of any such right and claim;

            (4) notify account debtors of each Borrower and/or Subsidiary that Receivables have been assigned to the Agent and collect such Receivables directly in its own name and charge to the Borrowers the collection costs and expenses incurred by the Agent or the Lenders, including reasonable attorneys' fees;



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provided that, in the case of an Event of Default referred to in Section
10.01(e), the Revolving Credit Commitments shall be immediately terminated, and the Notes, all interest thereon and all other amounts payable under this Agreement, the Notes, and the other Facility Documents shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

      Section 1.105 Remedies Cumulative. All remedies set forth in this Agreement and the other Facility Documents, or provided at law or in equity, are cumulative.

      Section 1.106 Application of Proceeds. All monies received by the Agent or any Lender or other holder or holders of any of the Notes from the exercise of remedies hereunder or under any other Facility Documents or under any applicable law, shall, unless otherwise required by the terms of the Facility Documents or by applicable. law, be applied as follows:

            First: to the payment of all expenses (to the extent not paid by the Borrowers, any Subsidiary or any other Obligor) incurred by the Agent in connection with the exercise of such rights and remedies;

            Second: to the payment of all expenses (to the extent provided for under this Agreement or in any Facility Document not paid by the Borrowers, any Subsidiary or any other Obligor) incurred by the Lenders in connection with the exercise of such rights and remedies;

            Third: to the payment of the interest then accrued on the Revolving Credit Loans (pro rata based on Revolving Credit Commitment Percentages);

            Fourth: to the payment of all remaining Obligations to the Agent, the Lenders, the Issuing Lender and Interest Rate Protection Agreement Counterparties (each such Person, a "Payee") (pro rata based on the proportion that the Obligations payable to such Payee bear to the aggregate amount of all remaining Obligations); and

            Fifth: to the Borrowers or whomever else is entitled thereto.


                                   ARTICLE XI

                                    THE AGENT

      Section XI.1 Appointment, Powers and Immunities of Agent. Each Lender hereby irrevocably (but subject to removal by the Required Lenders pursuant to Section 11.09) appoints and authorizes the Agent to act as its agent hereunder and under each other Facility Document with such powers as are specifically delegated to the Agent by the terms of this


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
Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement or any other Facility Document be a trustee for any Lender. The Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties made by the Borrowers, any Subsidiary or any other Obligor or any of their respective officers and officials or by any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, or for the perfection or priority of any collateral security for the Loans or for any failure by the Borrowers, any Subsidiary or any other Obligor to perform any of its obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

      Section 1.107 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Lender as the holder of the Obligations attributable to it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Agent signed by such Lender shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any obligation from a Lender. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Agent in its capacity as such shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and any other holder of all or any portion of any Obligation.

      Section 1.108 Defaults. The Agent shall not be deemed to have Knowledge, or any other constructive knowledge, of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to the Agent for the account of the Lenders) unless the Agent has received notice from a Lender or the Borrowers of such Default or Event of Default. In the event that the


                                       72
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Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to
Section 11.08 and Section 12.01) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

      Section 1.109 Rights of Agent as a Lender. With respect to its Commitments and the Obligations held by it, the Person which is the Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Person which is the Agent in its capacity as a Lender. The Person which is the Agent and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Borrowers, any Subsidiary or any other Obligor (and any of their respective affiliates) as if it were not acting as the Agent, and the Person which is the Agent may accept fees and other consideration from the Borrowers, any Subsidiary and any other Obligor (and any of their respective affiliates) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. Although the Person which is the Agent and its affiliates may in the course of such relationships and relationships with other Persons acquire information about the Borrowers, any Subsidiary and any other Obligor (and any of their respective affiliates), the Person which is the Agent shall have no duty to disclose such information to the Lenders.

      Section 1.110 Indemnification of Agent. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 12.03 or under the applicable provisions of any other Facility Document, but without limiting the obligations of the Borrowers under Section 12.03 or such provisions), ratably in accordance with the aggregate unpaid principal amount of the Obligations attributable to the Lenders (without giving effect to any participations, in all or any portion of the Obligations, sold by them to any other Person) (or, if no Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrowers are obligated to pay under Section 12.03 or under the applicable provisions of any other Facility Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

      Section 1.111 Documents. The Agent will forward to each Lender, promptly after the Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Agent for such Lender, including without limitation the reports, notices and other documents delivered pursuant to Sections 5.02 and 7.09.

      Section 1.112 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers, the Subsidiaries and the other obligors and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analyses and decisions in taking or not taking action under this Agreement or any other Facility Document. Except as expressly required hereby, the Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers, the Subsidiaries or the other Obligors of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Borrowers, any Subsidiary or any other Obligor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrowers, any Subsidiary or any other Obligor (or any of their respective affiliates) which may come into the possession of the Agent or any of its affiliates. The Agent shall not, except as provided in Section 11.18, be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein, to anyone.

      Section 1.113 Failure of Agent to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Lenders under Section 11.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

      Section 1.114 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving 30 days prior written notice thereof to the Lenders and Cross Media, and the Agent


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may be removed at any time with or without cause by the Required Lenders;
provided that Cross Media and the other Lenders shall be promptly notified thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent, with the consent of Cross Media, which consent will not be unreasonably withhold or delayed, provided that Cross Media's consent shall not be required in the event that a Default or an Event of Default has occurred and is continuing. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the Agent, then the retiring Agent or the removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender which has an office in the State of New York. The Required Lenders or the retiring or removed Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify Cross Media and the other Lenders. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations hereunder. After any Agent's resignation or removal hereunder as Agent, the provisions of this Article 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

      Section 1.115 Amendments Concerning Agency Function. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its rights or duties hereunder or thereunder unless it shall have given its prior written consent thereto.

      Section 1.116 Liability of Agent. The Agent shall not have any liabilities or responsibilities to the Borrowers, any Subsidiary or any other Obligor on account of the failure of any Lender to perform its obligations hereunder, except with respect to any claim arising out of the gross negligence or willful misconduct of the Agent, or to any Lender on account of the failure of the Borrowers, any Subsidiary or any other Obligor to perform its obligations hereunder or under any other Facility Document.

      Section 1.117 Transfer of Agency Function. Without the consent of the Borrowers or any Lender, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located, provided that the Agent shall promptly notify Cross Media and the Lenders thereof and such transfer shall not impose any additional costs on the Borrowers or any Obligor.

      Section 1.118 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or Cross Media (either one as appropriate being the "Payor") prior to the date on which such Lender is to make payment hereunder to the Agent of the proceeds of a Loan or the Borrowers is to make payment to the Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the


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Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment (and, if such recipient is the Borrowers and the Payor Lender fails to pay the amount thereof to the Agent forthwith upon demand, the Borrowers) shall, on demand, repay to the Agent the amount made available to it together with interest thereon for the period from the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the average daily Federal Funds Rate for such period.

      Section 1.119 Withholding Taxes. Each Lender represents to the Agent and the Borrowers that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish, prior to becoming a Lender hereunder, one copy to Cross Media and one copy to the Agent such forms, certifications, statements and other documents as the Agent or the Borrowers may reasonably request from time to time to evidence such Lender's exemption from the withholding of any tax imposed by any Governmental Authority or to enable the Agent or the Borrowers to comply with any applicable Laws relating thereto. Without limiting the effect of the foregoing, if any Lender is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrowers is treated for United States income tax purposes as derived in whole or in part from sources from within the U.S., such Lender will furnish to the Agent Form 4224 or Form W-8BEN of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Lender as evidence of such Lender's exemption from the withholding of United States tax with respect thereto. Until such Lender shall have furnished to the Agent and the Borrowers any requested form, certification, statement or document, the Agent or the Borrowers may withhold taxes from any payment to such Lender at applicable rates.

      Section 1.120 Several Obligations and Rights of Lenders. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, except where action of the Required Lenders is expressly required hereunder, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

      Section 1.121 Pro Rata Treatment of Loans, Etc. Except to the extent otherwise provided: (a) each borrowing under Section 2.01 shall be made from the Lenders and each payment of commitment fee accruing under Section 2.11 shall be made for the account of the Lenders, pro rata according to the amounts of their respective unused Commitments; (b) each


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
conversion of Loans under Section 2.05 shall be made pro rata among the Lenders holding Loans of such type according to the respective principal amounts of such Loans by such Lenders; and (c) each prepayment and payment of principal of or interest on Loans of a particular type, a particular class and a particular Interest Period shall be made to the Agent for the account of the Lenders holding Loans of such type, class and Interest Period pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Lenders.

      Section 1.122 Sharing of Payments Among Lenders. If a Lender shall obtain payment of any principal of or interest on any Obligation held by it through the exercise of any right of setoff, banker's lien, counterclaim, or any other means, it shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Obligations of the other Lenders in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Obligations held by each of them. To such end the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

      Section 1.123 Security Documents. Subject to the foregoing provisions of this Article 11, the Agent shall, on behalf of the Lenders: (a) execute any and all of the Security Documents on behalf of the Lenders; (b) hold and apply any and all Collateral, and the proceeds thereof, at any time received by it, in accordance with the provisions of the Security Documents and this Agreement; (c) exercise any and all rights, powers and remedies of the Lenders under this Agreement or any of the Security Documents, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of Sections 10.02, 11.03, 11.08 and Section 12.01; (d) execute, deliver and file financing statements and other such agreements, and possess instruments on behalf of any or all of the Lenders; and (e) in the event of acceleration of the Borrowers' obligations hereunder, use its best efforts to sell or otherwise liquidate or dispose of the Collateral and otherwise exercise the rights of the Lenders thereunder upon the direction of the Required Lenders.

      Section 1.124 Collateral. The Agent acknowledges to the Lenders that it is acting in an agency capacity hereunder and that the security interest in the Collateral granted under the Security Documents secures the Obligations held by all of the Lenders. In the event of any Default or Event of Default, the Agent will apply and/or pay over to the Lenders any net proceeds derived from the Collateral pro rata on the basis of the aggregate unpaid principal amount of the Obligations held by the Lenders. The Agent will be reimbursed or properly indemnified by the Lenders in the event the Agent is requested by the Lenders to take or omit to take any action with respect to the Collateral (any such reimbursement or indemnification to be as provided in Section 11.05). The Agent shall have the right to retain counsel to advise it as to any action or decision with respect to the Collateral and shall be reimbursed by the


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Lenders for the reasonable cost of the same (to the extent the Agent is not reimbursed by the Borrowers) prior to distributing any of the Collateral or any proceeds thereof (any such reimbursement to be pro rata as aforesaid).

      Section 1.125 Amendment of Article 11. Each Borrower hereby agrees that the foregoing provisions of this Article 11 constitute an agreement among the Agent and the Lenders and that any and all of the provisions of this Article 11, other than Section 11.09, Section 11.11, Section 11.12 and Section 11.14 or any other provision the amendment of which would adversely affect the rights and interests of the Borrowers, may be amended at any time by the Required Lenders without the consent or approval of, or notice to, Cross Media.


                                   ARTICLE XII

                                 MISCELLANEOUS.

      Section XII.1 Amendments and Waivers; Remedies Cumulative. Except as otherwise expressly provided in this Agreement or in any other Facility Document, any provision of this Agreement or any other Facility Document may be amended or modified only by an instrument in writing signed by the Borrowers, the Agent and the Required Lenders, or by the Borrowers and the Agent acting with the consent of the Required Lenders and any provision of this Agreement or any other Facility Document may be waived by the Required Lenders or by the Agent acting with the consent of the Required Lenders; provided that no such amendment, modification or waiver shall, unless by an instrument signed by all of the Lenders (excluding a Lender who at such time has failed or is refusing to make a Revolving Credit Loan as required by this Agreement) or by the Agent acting with the consent of all of the Lenders: (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitments; (b) extend the date fixed for the payment of principal of or interest on any Loan or any fee payable hereunder, or extend the date of payment of any L/C Obligation to a date that is after the Revolving Credit Termination Date or result in an expiration date of any Letter of Credit being after the Revolving Credit Termination Date; (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder or any L/C Obligation, (d) alter the terms of this Section 12.01; (e) amend the definition of the term "Required Lenders" or any provision requiring the consent, approval or satisfaction of all of the Lenders; (f) waive any of the conditions precedent set forth in Article 5; (g) discharge any Obligor from its guaranty of the obligations (unless the stock of such Obligor is sold in accordance with the terms of this Agreement); (h) amend the definition of the Revolving Credit Borrowing Base or any of the terms therein contained; or (i) release all or any part of the Collateral other than pursuant to a disposition of Property permitted under Section 8.07, and provided, further, that any amendment of Article 11 hereof or any amendment which increases the obligations of the Agent hereunder shall require the prior written consent of the Agent. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall


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operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 1.126 Usury. All agreements among Borrowers and Guarantor(s) and Agent or any Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Agent or any Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement or any Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrowers and Agent and the Lenders in the execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of New York State from time to time in effect. If, under or from any circumstances whatsoever, fulfilment of any provision hereof or of any of the other Facility Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Agent or any Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements among Borrowers, Guarantors, the Agent and/or any Lender.

      Section 1.127 Costs; Expenses; Taxes; Indemnification. The Borrowers agree jointly and severally to pay or reimburse (a) the Agent for all its costs and expenses (including, without limitation, the reasonable fees and expenses of attorneys for the Agent) incurred in connection with the preparation and administration of this Agreement and the Facility Documents and (b) the Agent and each Lender for all costs and expenses (including, without limitation, the reasonable fees and expenses of attorneys for the Agent and each Lender) incurred in connection with the default, collection, waiver or amendment of this Agreement or any of the Facility Documents, or in connection with Agent's or any Lender's exercise, preservation or enforcement of any of their rights, remedies or options hereunder, including without limitation in connection with (i) the enforcement or preservation of any rights under this Agreement or any Note or any other Facility Document or any other instrument or agreement entered into in connection herewith or therewith including, without limitation, the reasonable fees and disbursements of attorneys for the Agent; (ii) any claim or action threatened, made or brought against the Agent or any Lender arising out of or relating to any extent to this Agreement, the Security Agreement, any Note or any other Facility Documents or any instrument or agreement entered into in connection with the transactions contemplated hereby or thereby; (iii) the perfection of any security interest in the Collateral or


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in the maintenance of the Collateral; (iv) any amendment or modification of any
Facility Document; (v) the payment of any tax, assessment, recording fee or similar charge; (vi) any waiver of any right of the Agent or any Lender under any Facility Document and (vii) the reasonable fees and disbursements of any outside counsel to the Agent or any Lender and/or the allocated costs of in-house legal counsel incurred from time to time in connection with the transactions contemplated by this Agreement, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations or any Collateral therefor. All such fees and expenses shall be Obligations secured by the Collateral and, commencing ten days after demand therefor, shall, until paid, bear interest at the rate applicable to Loans upon the occurrence of an Event of Default. In addition, the Borrowers shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of any of the Security Agreement and all related and/or necessary financing statements, and agree to save the Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. The Borrowers agree to jointly and severally indemnify the Agent and each Lender and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or out-of-pocket expenses incurred by any of them arising out of or by reason of any investigation of or litigation or other proceedings (including any threatened investigation or litigation or other proceedings against the Agent or such Lender) arising out of or relating to this Agreement or any other Facility Document or to any actual or proposed use by any Borrower of the proceeds of the Loans or other extensions of credit hereunder or to the performance or enforcement of this Agreement or the other Facility Documents, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings. Notwithstanding anything to the contrary contained herein, this Section 12.03 shall not be applicable with respect to the Agent or any Lender to the extent any cost or expense arises solely as a result of the gross negligence or willful misconduct of the Agent or such Lender.

      Section 1.128 Survival. The obligations of the Borrowers under Article 3 and Sections 4.01, 4.05, 12.03 and 12.14, and the obligations of the Lenders under Section 11.05, shall survive the repayment of the Loans and the termination of the Commitments and continue after the Revolving Credit Termination Date.

      Section 1.129 Assignment; Participations.

            (1) This Agreement shall be binding upon, and shall inure to the benefit of, the Borrowers, the Agent, the Lenders and their respective successors and assigns, except that no Borrower may assign or transfer its rights or obligations hereunder, without prior written consent of the Agent and the Lenders (any of such assignment or transfer without such consent shall be null and void). Each Lender shall have the unrestricted right at any time or from time to time, and without Borrowers' or any Guarantor's consent, to assign or


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
sell participations in all of its rights and obligations hereunder or any part of its rights and obligations hereunder to another bank or other financial institution provided that (i) except in the case of an assignment to a Lender, each such assignment shall be in a minimum amount equal to $3,000,000 and an integral multiple of $1,000,000 in excess thereof (unless such amount constitutes the entire remaining amount of such Lender's Commitment), (ii) each such assignment of a Lender's Revolving Credit Commitment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of such Lender's Revolving Credit Commitment, and (iii) each such assignment of Lender's Revolving Credit Commitment shall be subject to the consent of the Borrowers, which consent will not be unreasonably withheld or delayed (provided that such consent shall not be required if a Default or an Event of Default has occurred and is continuing); in which event (x) in the case of an assignment, upon notice thereof by such Lender to the Borrowers with a copy to the Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were a Lender hereunder; and (y) in the case of a participation, the participant shall have no rights under the Facility Documents and all amounts payable by the Borrowers under the Facility Documents, including, without limitation, under Article 4, shall be determined as if such Lender had not sold such participation. The agreement executed by such Lender in favor of the participant shall not give the participant the right to require such Lender to take or omit to take any action hereunder except action directly relating to (i) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant,
(ii) the reduction of the principal amount outstanding hereunder allocated to such participant or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with such Lender. Such Lender may furnish any information concerning the Borrowers, any Subsidiary or any other Obligor (or any of their respective affiliates) in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information in accordance with the provisions of Section 12.14. In connection with any assignment pursuant to this paragraph (a), the assigning Lender shall pay the Agent an administrative fee for processing such assignment in the amount of $2,500.

            (2) In addition to the assignments and participations permitted under paragraph (a) above, any Lender may assign and pledge all or any portion of the Facility Documents, including any portion of the Notes, held by it to (i) any affiliate of such Lender or (ii) any Federal Reserve Bank organized under
Section 4 of the Federal Reserve Act, 12 U.S.C., Section 341, as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such pledge or assignment or enforcement thereof shall release the assigning Lender from its obligations hereunder.

            (3) The assignor or selling Lender shall be solely responsible for obtaining from any participant or assignee and providing to the Agent and Borrowers all forms required under Section 11.14. If, pursuant to this Section 12.05, any interest in this Agreement is transferred to any assignee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the Lender transferring such interest (the "Transferor Lender") shall cause such assignee concurrently with the effectiveness of such transfer,
(a) to represent to the Transferor Lender (for the benefit of the Transferor Lender, the Agent and the Borrowers) that it is either (i) entitled to the benefits of an income tax treaty with the United States that provides for an exemption from United States withholding tax on interest and other payments which may be made by the Borrowers under this Agreement; or (ii) is engaged in a trade or business within the United States and such Loan is effectively connected with such trade or business, (b) to furnish to the Transferor Lender, the Agent and the Borrowers either Internal Revenue Service Form 4224 or Internal Revenue Service Form W-8BEN (wherein such assignee claims entitlement to complete exemption from federal withholding tax of the United States of America on all payments hereunder) and (c) to agree (for the benefit of the Transferor Lender, the Agent and the Borrowers) to provide to the Transferor Lender, Agent and Borrowers such forms or documentation as may be required from time to time, including a new Form 4224 or Form W-8BEN upon the obsolescence of any previously delivered form, in accordance with applicable Laws of the United States of America establishing the current status of such assignee with regard to continued entitlement to such complete withholding tax exemption.

            (4) In the event an assignment is permitted under paragraph (a) above, each Borrower and each Guarantor agrees that it shall execute, or cause to be executed, such documents, including, without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as the assigning Lender shall deem necessary to effect the foregoing. In addition, at the request of the assigning Lender, and any such assignee, Borrowers shall issue one or more new promissory notes, as applicable, to any such assignee and if the assigning Lender has retained any of its rights and obligations hereunder following such assignment, to such Lender which new promissory notes shall be issued in replacement of but not in discharge of, the liability evidenced by the promissory note held by such Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such assignee and such Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by an assigning Lender in connection with such assignment, and the payment by assignee of the purchase price agreed to by such Lender and such assignee, such assignee shall be a party to this Agreement and shall have all of the rights and obligations of a Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Lender pursuant to the assignment documentation between such assigning Lender and such assignee, and such assigning Lender shall be released from its obligations hereunder and thereunder to a corresponding extent.



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
      Section 1.130 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (1)   if to the Borrowers, to:

                  Cross Media Marketing Corporation
                  461 Fifth Avenue, 19th Floor
                  New York, NY 10017
                  Attention:  Chet Borgida, Chief Financial Officer
                  Telecopy:   (212) 457-1201
                  Telephone:  (212) 457-1189

                  with a copy to:

                  Blank Rome Comisky & McCauley LLP
                  One Logan Square
                  Philadelphia, PA 19103-6998
                  Attention:  Lawrence Finkelstein, Esq.
                  Telecopy:   (215) 832-5513
                  Telephone:  (215) 569-5513

            (2)   if to the Agent, to:

                  Fleet National Bank
                  1185 Avenue of the Americas
                  New York, New York 10036
                  Attention:  Scott Vanderwall
                  Telecopy:   (212) 819-6116
                  Telephone:  (212) 819-5735

                  with a copy to:

                  Morrison Cohen Singer & Weinstein, LLP
                  750 Lexington Avenue
                  New York, New York 10022
                  Attention:  Joel A. Feldman, Esq.
                  Telecopy:   (212) 735-8708
                  Telephone:  (212) 735-8600

            (3) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 12.06.



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
All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or on the date five Business Days after dispatch by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 12.06 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 12.06.

      Section 1.131 Joint and Several Liability.

            (1) Each of the Borrowers is accepting joint and several liability for all Obligations (as a Borrower) with respect to the Loans and the Letters of Credit hereunder and under the other applicable Facility Documents, in consideration of the financial accommodations to be provided by the Agent, the Lenders and the Issuing Lender under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for such Obligations.

            (2) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of such Obligations with respect to the Loans and the Letters of Credit (including obligations arising under this Section 12.07), it being the intention of the parties hereto that all such Obligations shall be the joint and several obligations of each of the Borrowers without preference or distinction among them.

            (3) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of such Obligations as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event each of the other Borrowers will make such payment with respect to, or perform, such Obligation.

            (4) The Obligations with respect to the Loans and the Letters of Credit of each of the Borrowers under the provisions of this Section 12.07 constitute full recourse obligations of each of the Borrowers enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

            (5) Except as otherwise expressly provided in this Agreement, each of the Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Loans made or Letters of Credit issued under this Agreement, notice of any action at any time taken or omitted by the Agent, any of the Lenders or the Issuing Lender under or in respect of any of such Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement and


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
the other Facility Documents. Each of the Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of such Obligations, the acceptance of any payment of any of such Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent, any of the Lenders or the Issuing Lender at any time or times in respect of any default by any of the Borrowers or any other Obligor in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Agent, any of the Lenders or the Issuing Lender, in respect of any of such Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of the Agent, any of the Lenders or the Issuing Lender with respect to the failure by any of the Borrowers or any other Obligor to comply with any of its respective obligations, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section
12.07 afford grounds for terminating, discharging or relieving any of the Borrowers, in whole or in part, from any of its obligations under this Section 12.07, it being the intention of each of the Borrowers that, so long a any of such Obligations hereunder remain unsatisfied, the obligations of the Borrowers under this Section 12.07 shall not be discharged except by performance and then only to the extent of such performance. Such obligations of each of the Borrowers under this Section 12.07 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, re-construction or similar proceeding with respect to any of the Borrowers, any other Obligor, any of the Agent, the Lenders or the Issuing Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers, any other Obligor, any of the Agent, the Lenders or the Issuing Lender.

            (6) The provisions of this Section 12.07 are made for the benefit of the Agent, the Lenders and the Issuing Lender and their respective successors and assigns, and may be enforced in good faith from time to time against any and all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agent, any of the Lenders or the Issuing Lender first to marshal any of their claims or to exercise any of their rights against any other Borrower or any other Obligor, or to exhaust any remedies available to them against any other Borrower or any other Obligor, or to resort to any other source or means of obtaining payment of any of the Obligations with respect to the Loans or the Letters of Credit hereunder or to elect any other remedy. The provisions of this Section 12.07 shall remain in effect until all of such Obligations shall have been paid in full or otherwise fully performed or satisfied. If at any time, any payment, or any part thereof, made in respect of any of such Obligations, is rescinded or must otherwise be restored or returned by any of the Agent, the Lenders or the Issuing Lender upon the insolvency, bankruptcy or reorganization


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of any of the Borrowers, or otherwise, the provisions of this Section 12.07 will forthwith be reinstated in effect, as though such payment had not been made.

      Section 1.132 Setoff. Each Borrower hereby grants to the Lenders a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Lenders whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Lenders or any entity under the control of FleetBoston Financial Corporation and its successors and assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by Borrowers), any Lender may set off the same or any part thereof and apply the same to any liability or obligation of Borrowers and any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loans. ANY AND ALL RIGHTS TO REQUIRE LENDERS TO EXERCISE RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOANS PRIOR TO EXERCISING ITS RIGHT OF SET OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWERS OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

      Section 1.133 JURISDICTION; IMMUNITIES. (a) EACH OF THE BORROWERS, THE AGENT AND EACH OF THE LENDERS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY NOTE OR ANY OTHER FACILITY DOCUMENT, AND EACH OF THE BORROWERS, THE AGENT AND EACH OF THE LENDERS HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. EACH OF THE BORROWER, THE AGENT AND EACH OF THE LENDERS IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON IN THE MANNER PROVIDED IN SECTION 12.06 FOR THE GIVING OF NOTICES. EACH OF THE BORROWERS, THE AGENT AND EACH OF THE LENDERS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. EACH BORROWER FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE AGENT OR ANY LENDER SHALL BE BROUGHT ONLY IN A NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY.

            (1) EACH OF THE BORROWERS, THE AGENT AND EACH OF THE LENDERS (BY ACCEPTANCE OF THE NOTES) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO TRAIL BY JURY, AND EACH BORROWER WAIVES THE RIGHT TO INTERPOSE ANY NON-COMPULSORY COUNTERCLAIM, IN EACH CASE IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES AND/OR ANY OTHER FACILITY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE AGENT OR THE LENDERS RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE FACILITY DOCUMENTS AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATED ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS TO ENTER INTO THIS AGREEMENT, ACCEPT THE NOTE AND MAKE THE LOANS.

            (2) Nothing in this Section 12.09 shall affect the right of the Borrowers, the Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Agent or any Lender to bring any action or proceeding against the Borrower or its Property in the courts of any other jurisdictions.

            (3) To the extent that any Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its Property, each Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement, the Notes and the other Facility Documents.

      Section 1.134 Table of Contents; Headings. The table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.



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
      Section 1.135 Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

      Section 1.136 Entire Agreement. The Facility Documents, and the letter agreement, dated March 19, 2002, among the Agent and the Borrowers (but only with respect to fees and expenses payable by the Borrowers to the Agent and not to the Lenders) are intended by the parties as the final, complete and exclusive statement of the transactions evidenced thereby. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Agreement and such other Facility Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement or such other Facility Documents.

      Section 1.137 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF, BUT THE LETTERS OF CREDIT SHALL BE SUBJECT TO THE UNIFORM CUSTOMS, THE PROVISIONS OF WHICH SHALL BE CONTROLLING IN THE EVENT OF A CONFLICT.

      Section 1.138 Confidentiality. Each Lender and the Agent agrees (on behalf of itself and each of its respective affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrowers, the Subsidiaries or any other Obligors pursuant to the Facility Documents, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by applicable Law,
(ii) to counsel for any of the Lenders or the Agent, (iii) to bank examiners, and such Lender's auditors or accountants, (iv) to the extent that such information is already publicly known not as result of any breach of this Section, (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees in writing to use reasonable precautions to keep such information confidential as provided herein, or (vi) in connection with any litigation to which such Lender or the Agent is a party; and provided finally that in no event shall any Lender or the Agent be obligated or required to return any materials furnished by the Borrowers, the Subsidiaries or any other Obligors.

      Section 1.139 Replacement Notes, Etc. Upon receipt of an affidavit of an officer of any Lender as to the loss, theft, destruction or mutilation of any Note or any other security documents which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, the

Borrowers will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and other wise of like tenor.

      Section 1.140 Treatment of Certain Information. The Borrower (a) acknowledges that services may be offered or provided to it in connection with actions to be taken under this Agreement and the other Facility Documents by each Lender or by one or more of their respective subsidiaries or affiliates and
(b) acknowledges that information delivered to each Lender by the Borrowers, any Subsidiary or any other Obligor (or any of their respective affiliates) may be provided to each such subsidiary and affiliate; so long as, in each case, each such subsidiary or affiliate agrees to use reasonable precautions to keep such information confidential as provided in Section 12.14.

      Section 1.141 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.



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                                       89

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                    BORROWERS:

                                    CROSS MEDIA MARKETING CORPORATION

                                    BY: ____________________________________
                                          Name:
                                          Title:


                                    MEDIA OUTSOURCING, INC.

                                    BY: ____________________________________
                                          Name:
                                          Title:


                                    NATIONAL SYNDICATIONS, INC.

                                    BY: ____________________________________
                                          Name:
                                          Title:


                                    PREFERRED CONSUMER MARKETING, INC.

                                    BY:_____________________________________
                                          Name:
                                          Title:


                                    AGENT:

                                    FLEET NATIONAL BANK, as Agent

                                    By: ____________________________________
                                          Name:  Scott Vanderwall
                                          Title: Vice President

                                    LENDERS:

                                    FLEET NATIONAL BANK

                                    By:_____________________________________
                                          Name:  Scott Vanderwall
                                          Title: Vice President


                                    Lending Office:
                                    1185 Avenue of the Americas
                                    New York, New York 10036

                                    KEYBANK NATIONAL ASSOCIATION

                                    By: ____________________________________
                                          Name:
                                          Title:


                                    FIRST UNION NATIONAL BANK

                                    By: ____________________________________
                                          Name:
                                          Title:


                                    SIGNATURE BANK

                                    By: ____________________________________
                                          Name:
                                          Title:



                                    ISSUING LENDER:

                                    FLEET NATIONAL BANK, as Issuing Lender

                                    By: ____________________________________
                                          Name:  Scott Vanderwall
                                          Title: Vice President